UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
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Inspire Medical Systems, Inc.
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2024

Proxy Statement

and Notice of Annual Meeting

Inspire®

Celebrating

50,000

patients treated with
Inspire® therapy

INSPIRE MEDICAL SYSTEMS, INC. 5500 WAYZATA BLVD., SUITE 1600 GOLDEN VALLEY, MN 55416
March 19, 2024
Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Inspire Medical Systems, Inc., which will be held on Thursday, May 2, 2024, beginning at 8:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

Our Board and management team drove strong business expansion and sleep innovation

In 2023, our Board of Directors and management oversaw another successful year of outstanding financial and operational performance. Inspire continued to achieve significant top line revenue growth, made advancements in achieving profitability with our first quarter with operating profits, and expanded full-year gross margin in 2023 as compared to 2022.

Further, we continued to demonstrate our commitment to enhancing patient lives through sleep innovation by obtaining U.S. Food and Drug Administration (“FDA”) approval to increase our indication labeling to include patients with an Apnea Hypopnea Index up to 100 events per hour, increase the Body Mass Index warning labeling from 32 to 40, and expand our indication to provide therapy to certain pediatric patients with Down syndrome. We also made meaningful progress on the path to obtaining approval of our next generation Inspire system.

Our talented and experienced Board remains steadfast in its focus on strong corporate governance

The Board is committed to maintaining strong corporate governance policies and practices, which the Board regularly reviews to help ensure they are aligned with the Board’s and management’s goal of maximizing long-term stockholder value. Consistent with this commitment, in 2023 we updated our Corporate Governance Guidelines to enhance certain aspects of our corporate governance policies. The updates include enhancements intended to encourage greater director continuing education participation and updates to the director election process intended to enhance accountability to stockholders and responsiveness to stockholders’ votes when a director fails to receive a majority of the votes cast for his or her election.

Additionally, in response to management’s engagement efforts with stockholders in 2023, we are providing in this Proxy Statement more detailed disclosures addressing the Board’s rationale for maintaining our classified board structure, plurality voting standard for director elections, and supermajority voting standards, all of which we believe continue to be in the best interests of Inspire and our stockholders.

We added medical device industry expertise to our Board and are prepared for Board leadership changes

We welcomed Myriam J. Curet, M.D. as an independent director to our Board in December 2023. We are thrilled to have Dr. Curet join us, bringing her extensive business and executive leadership experience in the medical device industry.

In early 2024, we announced the retirement of Jerry C. Griffin, M.D. and Marilyn Carlson Nelson, effective at the conclusion of the Annual Meeting. The Board of Directors and management thank Dr. Griffin for his sixteen years of service on our Board, having served on the Board since 2008 as one of our original board members. We also thank Ms. Nelson for her many years of dedicated service as Chair of the Board. Dr. Griffin and Ms. Nelson both had a profound impact on our Board, organization, and employees and their contributions to Inspire are immeasurable.

With Ms. Nelson’s departure as Chair of our Board, I look forward to taking on the additional role of Board Chair, effective at the conclusion of the Annual Meeting. I also congratulate Gary L. Ellis on his appointment by our Board to the role of Lead Independent Director.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
Timothy P. Herbert President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 2, 2024 Date THURSDAY May 2, 2024 Time 8:00 A.M. EASTERN TIME Place www.virtualshareholdermeeting .com/INSP2024
INSPIRE MEDICAL SYSTEMS, INC. 5500 WAYZATA BLVD., SUITE 1600 GOLDEN
VALLEY, MN 55416
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inspire Medical Systems, Inc., a Delaware corporation, will be held on Thursday, May 2, 2024, at 8:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2024. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting — How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held to:
Votes Required	Board of Directors Recommendation
Proposal 1
Elect Shelley G. Broader, Myriam J. Curet, M.D., and Casey M. Tansey as Class III directors to hold office until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified
		The three nominees receiving the largest number of affirmative “FOR” votes will be elected as Class III directors	FOR
Proposal 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	Majority of votes cast	FOR
Proposal 3	Approve, on an advisory (non-binding) basis, of the compensation of our named executive officers	Majority of votes cast	FOR
Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 5, 2024 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 19, 2024.
YOUR VOTE IS IMPORTANT. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

Bryan K. Phillips
Senior Vice President, General Counsel, and Secretary
March 19, 2024
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.
There are four ways to vote:

by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 1, 2024 (have your Notice and Access Card or proxy card in hand when you visit the website);	by toll-free telephone until 11:59 p.m. Eastern Time on May 1, 2024, at 1-800- 690-6903 (be sure to have your Notice or proxy card in hand when you call);	by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
by attending and voting at the virtual
Annual Meeting by visiting
www.virtualshareholdermeeting.com/
INSP2024, where stockholders may vote and submit questions
(before and during) the
Annual Meeting.
Please have your Notice and Access Card or proxy card in
hand when you visit the website.

Forward-Looking Statements
This proxy statement (this “Proxy Statement”) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements, including, without limitation, statements regarding the plans and expectations under its sustainability initiatives of Inspire Medical System, Inc. (the “Company”). In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “future,” “outlook,” “guidance,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
These forward-looking statements are based on management’s current expectations and involve known and unknown risks and uncertainties that may cause actual future events to differ materially from the forward-looking statements in this Proxy Statement, including but not limited to the factors, risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of the Company’s website at www.inspiresleep.com. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this Proxy Statement. Any such forward-looking statements represent management’s estimates as of the date of this Proxy Statement. While the Company may elect to update such forward-looking statements at some point in the future, unless required by applicable law, the Company disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, one should not assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date of this Proxy Statement.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Date THURSDAY May 2, 2024 Time 8:00 A.M. EASTERN TIME	There are four ways to vote:

	• by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on May 1, 2024 (have your Notice or proxy card in hand when you visit the website);	• by toll-free telephone until 11:59 p.m. Eastern Time on May 1, 2024 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call);	• by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
• by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholder
meeting.com/INSP2024, where stockholders may vote and submit questions (before and during) the Annual Meeting. Please have your proxy card or Notice and Access card in hand when you visit the website.

Our Board of Directors Recommendation:
Proposal 1
Elect Shelley G. Broader, Myriam J. Curet, M.D., and Casey M. Tansey as Class III directors to hold office until the Company’s annual meeting of stockholders to be held in 2027 and until their respective successors have been duly elected and qualified
		The three nominees receiving the largest number of affirmative “FOR” votes will be elected as Class III directors	FOR
Proposal 2	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	Majority of votes cast	FOR
Proposal 3	Approve, on an advisory (non-binding) basis, of the compensation of our named executive officers	Majority of votes cast	FOR
Inspire Medical Systems, Inc.	1	2024 Proxy Statement

This Proxy Statement and our annual report for the fiscal year ended December 31, 2023 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Inspire Medical Systems, Inc. (the “Company,” “Inspire,” “we,” “us,” or “our”), in connection with our Annual Meeting. This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 19, 2024.
In connection with our solicitation of proxies for our 2025 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
Inspire Medical Systems, Inc.	2	2024 Proxy Statement

About Inspire
Inspire Medical Systems, Inc. is a medical technology company committed to enhancing patient lives through sleep innovation. Inspire’s proprietary Inspire therapy is the first and only FDA-approved neurostimulation technology that provides a safe and effective treatment for moderate to severe obstructive sleep apnea.
Since our founding in 2007, we have been steadfast in our commitment to prioritize patient outcomes, act with integrity, and lead with respect. With positive persistence at our core, we are committed to all those we serve.

Focused on Outcomes
WE PUT THE PATIENT FIRST.
We create positive experiences for patients and physicians by driving successful outcomes.
Leading with Respect
WE LIFT EVERY VOICE.
We value differing viewpoints by actively listening, candidly communicating, and thoughtfully delivering constructive feedback.
Fueled by Innovation
WE CHAMPION THE POSSIBLE.
We relentlessly create ways, both big and small, to improve the lives of our patients and reduce complexity for our customers.
Grounded in Integrity
WE DO THE RIGHT THING.
We have an unmatched accountability to each other, our partners, and the patients we serve.
Committed to Compliance
WE UNDERSTAND COMPLIANCE IS NOT A CHOICE.
We embrace the rules and leverage them as the foundation in everything we do.
Positively Persistent
WE CAN.
We are confident about today and tomorrow and are never complacent in our quest to build an enduring company.

Inspire is safe with a strong track record of positive clinical outcomes
How does Inspire compare against your previous experience with CPAP?	91%	Say Inspire is better[1]
I would recommend Inspire to a friend or family member.	93%	Agree or strongly agree[1]
Given the chance, I would choose to receive Inspire again.	92%	Agree or strongly agree[1]
Overall, how satisfied are you with Inspire?	90%	Satisfied or very satisfied[1]
1	Bosschieter et al. Similar effect of hypoglossal nerve stimulation for OSA in five disease categories. J Clin Sleep Med. 2022 Jun 1;18(6):1657-166.
Inspire Medical Systems, Inc.	3	2024 Proxy Statement

ABOUT INSPIRE
2023 Business Highlights
•	Generated revenue of $624.8 million in FY 2023, a 53% increase over FY 2022	•	FDA approval for Apnea Hypopnea Index indication expansion and increased Body Mass Index labeling
•	Reported first quarter with operating income in Q4 of FY 2023	•	FDA approval for SleepSyncTM programmer
•	FDA approval for certain pediatric patients with Down syndrome	•	Submitted Inspire V neurostimulator application to the FDA
•	Received countrywide reimbursement approval in Belgium	•	Surpassed 60,000 patients treated with Inspire therapy
Sustainability Highlights
We work to improve the economic, social, and environmental impacts that our business has on the communities in which we operate, as well as our customers, business partners, suppliers, employees, and stockholders. We understand our responsibilities as a corporate citizen and are focused on developing programs and initiatives that are sustainable and have real impact. In December 2023, we published our second annual ESG Report which describes our various sustainability programs and initiatives. A copy of the ESG Report is available in the “Investors” section of our website under “Corporate Governance.” Information on our website, including our ESG Report, is not part of this or any other report we file with, or furnish to, the SEC.
ENVIRONMENTAL
We work to operate our business responsibly and reduce our impact on the environment wherever feasible. We recognize the risk that climate change poses to people and our planet. Inspire desires to support a net-zero carbon future and as a first step, we are working toward calculating our greenhouse gas emissions and developing a carbon reduction strategy

SOCIAL	GOVERNANCE
We pride ourselves on our innovative and collaborative work environment, which we believe has driven our success and which we seek to uphold through an inclusive workforce, generous compensation and benefits, open communication, a focus on employee health, wellbeing and engagement, and robust training and development programs.

We strive to maintain strong governance practices and high standards of ethics, compliance, and accountability designed to provide long-term value creation opportunities. Our governance practices include regular consideration and assessment of our governance structure, board and committee function, and board and management succession. We maintain a strong and diverse Board collectively possessing a range of qualifications, skills, and experiences that align with our long-term strategy and business needs.

Inspire Medical Systems, Inc.	4	2024 Proxy Statement

PROPOSAL NO. 1
Election of Directors
Board Size, Structure, and Election Process
Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at nine, effective immediately following the Annual Meeting on May 2, 2024, and after the Annual Meeting we will have nine directors serving on the Board (see “Current Directors and Terms” below).
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II, and Class III, serving staggered three-year terms, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation, or removal. At each annual meeting of stockholders, the Board proposes a slate of nominees to the stockholders for election of directors in the class whose term is expiring. Between annual meetings, the Board may elect directors to fill vacancies with new directors allocated among classes and each class should consist, as nearly as may be possible, of one-third of the total number of directors. As described further below, the Board believes that the current classified structure is appropriate for the Company at this stage and time.
Effective February 1, 2024, the Board updated the Corporate Governance Guidelines to provide that in an uncontested election of directors, any nominee for director who does not receive a majority of the votes cast for his or her election shall offer to resign from the Board. The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it.
The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote by the inspector of elections, and will disclose its decision and the reasons for rejecting the offer, if applicable, in a current report on Form 8-K. Any director who tenders his or her offer to resign from the Board pursuant to the Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation.
The Board believes that this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing the Board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its stockholders.
Current Directors and Terms
As of the date of this Proxy Statement, the Class I directors with a term ending at the 2025 annual meeting of stockholders are Shelley G. Broader, Timothy P. Herbert and Shawn T McCormick; the Class II directors with a term ending at the 2026 annual meeting of stockholders are Cynthia B. Burks, Gary L. Ellis, Georgia Garinois-Melenikiotou, and Dana G. Mead, Jr.; and the Class III directors with a term ending at the Annual Meeting are Myriam J. Curet, M.D., Jerry C. Griffin, M.D., Marilyn Carlson Nelson and Casey M. Tansey. Dr. Jerry C. Griffin and Ms. Marilyn Carlson Nelson, both Class III directors, are not seeking re-election, and their Board service will end at the Annual Meeting. Additionally, Charisse Y. Sparks, M.D., was appointed as the Company’s Chief Medical Officer, effective July 27, 2023. In connection with this appointment, Dr. Sparks resigned from the Board of Directors effective upon the commencement of her employment with the Company.
On December 28, 2023, the Board of Directors appointed Dr. Myriam J. Curet as a new independent director to the Board, and to serve on the Board’s Nominating and Corporate Governance Committee. Dr. Curet is serving as a Class III director and is standing for election at this Annual Meeting. Dr. Curet was initially identified as a potential candidate for our Board by an independent search firm that assisted the Nominating and Corporate Governance Committee in identifying and evaluating potential candidates. Dr. Curet brings extensive business and executive leadership experience in the medical device industry to our Board, including significant experience in developing and commercializing scalable solutions for minimally invasive surgery.
Inspire Medical Systems, Inc.	5	2024 Proxy Statement

PROPOSAL NO. 1
As a result of Dr. Griffin’s and Ms. Carlson’s retirement:
•
On March 14, 2024, Ms. Shelley G. Broader resigned as a Class I director and was elected by the Board as a Class III director, in each case effective immediately prior to the Annual Meeting. The Board has nominated Ms. Broader for re-election as a Class III director at the Annual Meeting. If re-elected, Ms. Broader will serve as a Class III director with a term to expire at the 2027 annual meeting.

•
On March 14, 2024, Ms. Cynthia B. Burks resigned as a Class II director and was elected by the Board as a Class I director, in each case effective immediately prior to the Annual Meeting, to serve with a term to expire at the 2025 annual meeting.

The foregoing changes were effected solely to rebalance the Board’s classes and, for all other purposes, including committee service and compensation, Ms. Broader’s and Ms. Burks’s service on the Board is deemed to have continued uninterrupted.
If elected, our directors and their respective classes following the Annual Meeting will be as follows:
Class III Directors	Class I Directors	Class II Directors
Shelley G. Broader	Cynthia B. Burks	Gary L. Ellis
Myriam J. Curet, M.D.	Timothy P. Herbert	Georgia Garinois-Melenikiotou
Casey M. Tansey	Shawn T McCormick	Dana G. Mead, Jr.
Nominees for Director
Ms. Broader, Dr. Curet, and Mr. Tansey have been nominated by the Board to stand for election at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Ms. Broader, Dr. Curet, and Mr. Tansey will each serve for a term expiring at the annual meeting to be held in 2027 (the “2027 Annual Meeting”) and until the election and qualification of her or his successor, or until her or his earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.
RECOMMENDATION OF THE BOARD OF DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF Shelley G. Broader, Myriam J. Curet, and Casey M. Tansey AS CLASS III DIRECTORS to hold office until the 2027 Annual Meeting and until their respective successors have been duly elected and qualified.

Inspire Medical Systems, Inc.	6	2024 Proxy Statement

PROPOSAL NO. 1
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of March 19, 2024 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions she or he holds, her or his principal occupation and business experience for the past five years, and the names of other publicly held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees have or display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board and its committees; skills and personality that complement those of our other directors and that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below in the matrix and included in detail provided for each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.
	Broader	Burks	Curet	Ellis	Garinois- Melenikiotou	Herbert	McCormick	Mead	Tansey
Consumer Marketing / Brand Mgmt.	•				•
Financial / Capital Markets				•	•	•	•		•
Industry and Technology			•	•		•	•	•	•
International / Global	•	•		•	•			•
Legal / Compliance		•	•
Mfg. / Operations / Supply Chain							•
Medical Professional			•
Talent / Human Capital Mgmt.		•
Public Company CEO	•					•		•	•

Consumer Marketing / Brand Mgmt. includes direct-to-consumer, brand management, and segment marketing
Financial / Capital Markets includes expertise relating to finance and capital formation strategies, familiarity with complex financial and accounting concepts, and deep understanding of financial statements
Industry and Technology includes development of medical devices, digital, and other emerging technologies, particularly those impactful to medical device development
International / Global includes knowledge of local markets outside the U.S. and insights regarding global business and cultural perspectives	Legal / Compliance includes knowledge of quality and other regulatory requirements relevant to medical device companies	Mfg. / Operations / Supply Chain includes responsibility for oversight of the manufacturing process and management of suppliers
Medical Professional includes time as a practicing physician and experience as an active member of a medical community	Talent / Human Capital Mgmt. includes expertise with talent strategies, organization health and culture, compensation programs, and organizational design	Public Company CEO includes an understanding of the complexities inherent in running a public company that helps the Board independently oversee management
Inspire Medical Systems, Inc.	7	2024 Proxy Statement

PROPOSAL NO. 1
CLASS III DIRECTOR NOMINEES FOR ELECTION TO THREE-YEAR TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS
Shelley G. Broader Age: 59 Independent director since: 2020 Committee(s): • Organization and Compensation, Chair
Experience:
 •   Chief Executive Officer and President, Chico’s FAS, Inc., a fashion retailer (2015 – 2019)
 •   Walmart Inc., a multinational retail company (2009 – 2015):
 ▪  President and Chief Executive Officer, Walmart Europe, Middle East and Sub-Saharan Africa region (2014 – 2015);
 ▪  President and Chief Executive Officer, Walmart Canada Corp. (2011 – 2014);
 ▪  Chief Merchandising Officer, Walmart Canada Corp. (2010 – 2011);
 ▪  Senior Vice President, Sam’s Club, a division of Walmart (2009 – 2010)

Qualifications:
 •   International / Global experience gained through leadership of multinational brands helps Ms. Broader bring value to our Board in guiding our global strategy.
 •   Consumer Marketing / Brand Management expertise acquired through her career in retail enables her to contribute extensive insights regarding consumer perspectives.
 •   Public Company CEO experience gained through her service as CEO and President of Chico’s enables her to share strategies and perspectives that are relevant to the Board’s oversight responsibilities.

Other Public Boards: • Loblaw Companies Limited (since 2022) • Dutch Bros Inc. (since 2021) • Chico’s FAS, Inc. (2015 – 2019) • Raymond James Financial, Inc. (2008 – 2020)
Other Organizations: • Director, IFCO Systems (since 2021)
Education: • B.A., Washington State University
Inspire Medical Systems, Inc.	8	2024 Proxy Statement

PROPOSAL NO. 1
Myriam J. Curet, M.D. Age: 67 Independent director since: 2023 Committee(s): • Nominating and Corporate Governance
Experience:
 •   Intuitive Surgical, a global technology leader in minimally invasive care and the pioneer of robotic-assisted surgery:
 ▪  Executive Vice President and Chief Medical Officer (since 2017);
 ▪  Senior Vice President and Chief Medical Officer (2014 – 2017);
 ▪  Chief Medical Advisor (2005 – 2014)
 •   Stanford University: Clinical Professor of Surgery (since 2015);
 ▪  Professor (2000 – 2015)
 •   Associate Professor of Surgery, University of New Mexico (1994 – 2000)
 •   Held various positions, Indian Health Service, an agency within the Department of
Health and Human Services
 •   Medical Deputy Director, Gallup Indian Medical Center in New Mexico

Qualifications:
 •   Medical Professional experience developed through three decades working in healthcare and academia allows Dr. Curet to provide valuable insights into how to educate and work with medical professionals.
 •   Industry and Technology experience gained through her service on the boards of medical device and biopharma companies and her various senior-level roles at
Intuitive Surgical has resulted in a deep knowledge of our industry and technology.
 •   Legal / Compliance expertise acquired through her leadership at Intuitive Surgical, including overseeing the development of clinical evidence, physician education, and reimbursement and regulatory activities, is a core competency for Board oversight of the Company.

Other Public Boards: • Stereotaxis (since 2021) • Nektar Therapeutics (since 2019)
Education: • B.A., Bryn Mawr College • M.D., Harvard Medical School • Residency, University of Chicago • Fellowship, surgical endoscopy, University of New Mexico
Inspire Medical Systems, Inc.	9	2024 Proxy Statement

PROPOSAL NO. 1
Casey M. Tansey Age: 66 Independent Director since: 2008 Committee(s): • Organization and Compensation	Experience: • U.S. Venture Partners, a venture capital investment firm: ▪ Managing Partner (since 2014); ▪ Managing Member (2005 – 2014)

Qualifications:
 •   Industry and Technology expertise gained through more than three decades in the medical device industry holding roles at companies such as Epicor Medical, Heartport, Inc., a public company that helped pioneer minimally-invasive cardiac surgery, and Baxter Edward enables Mr. Tansey to bring valuable industry knowledge to our Board. Additionally, his years of experience supporting early-stage medical device companies, including at Epicor Medical, Baxter Edward, and now at U.S. Venture Partners, where his focuses include the development of minimally invasive technologies, helps him contribute deep knowledge of technologies critical to our business.
 •   Public Company CEO experience gained through his service as CEO of Heartport enables him to share perspectives that are relevant to the Board’s oversight responsibilities.
 •   Financial / Capital Markets expertise acquired through extensive experience at his current firm investing in the medical device, biotechnology and healthcare information technology sectors enable him to offer invaluable insights and perspectives regarding financial and capital markets.

Other Public Boards: • Intersect ENT, Inc. (2006 – 2017)
Education: • B.S. and M.B.A., College of Notre Dame
Inspire Medical Systems, Inc.	10	2024 Proxy Statement

PROPOSAL NO. 1
CLASS I DIRECTORS WHOSE TERM EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Cynthia B. Burks Age: 58 Independent Director since: 2022 Committee(s): • Organization and Compensation
Experience:
 •   Genentech, Inc., a biotechnology company that is a member of the Roche:
 ▪  Group Senior Vice President and Chief People and Culture Officer
(2019 – 2021);
 ▪  Vice President, Head of Human Resources, Genentech Research and Early
Development (2015 – 2019);
 ▪  held various human resource management roles (2011 – 2015)
 •   Held human resource and organizational development positions in industries including media, consumer goods and technology (1999 – 2011)

Qualifications:
 •   Talent Management / Human Capital Strategy expertise gained through her significant career in human resources, enable Ms. Burks to help advise the Company on its human capital strategy in areas critical to our business, including talent management, succession planning, compensation strategy, designing culture to increase competitive advantage, diversity, equity and inclusion, and organizational design.
 •   International / Global experience gained in service in various senior-level leadership roles with global responsibility at Genentech enables Ms. Burks bring value to our Board in guiding our global strategy.
 •   Legal / Compliance expertise acquired through her education as an attorney and service in various senior-level human resources roles at Genentech where she was responsible for successfully executing strategies and other initiatives subject to complex rules and regulatory requirements, enables her to share perspectives that are relevant to the Board’s oversight responsibilities.

Education: • B.S., Finance, Marquette University • M.B.A., Thunderbird School of Global Management at Arizona State University • J.D., University of San Francisco School of Law
Other Public Boards: • WD-40 Company (since 2022)

Private Boards and Other Organizations
 •   Director, Sellars Absorbent Materials Company, a privately owned manufacturer of recycled paper products (since 2022)
 •   Director, Torch, a start-up company offering integrated coaching, mentoring, and learning software (since 2022)
 •   Board member, Juma Ventures, a non-profit social enterprise that operates businesses with the purpose of employing young people (since 2021)

Inspire Medical Systems, Inc.	11	2024 Proxy Statement

PROPOSAL NO. 1
Timothy P. Herbert President & Chief Executive Officer Chair of the Board following Annual Meeting Age: 61 Director since: 2007
Experience:
 •   President and Chief Executive Officer, Inspire Medical Systems, Inc.
(since 2007 when he founded the Company)
 •   Held management positions in product development, clinical research, sales, marketing, and healthcare reimbursement at Medtronic plc, a medical equipment development company (1996 – 2007)

Qualifications:
 •   Industry and Technology experience gained through an extensive career in the healthcare and medical device industry, including founding Inspire, enable Mr. Herbert to bring deep knowledge of our business, products and industry to the Board. Additionally, his experience obtained through his time at Medtronic and Inspire, where he was instrumental to successfully developing the technology at the
Company’s foundation, strengthen his ongoing Board contributions.
 •   Financial / Capital Markets experience and expertise gained leading capital formation strategies and initiatives, including equity financing and stock offerings, enable Mr. Herbert to offer invaluable insights and perspectives regarding financial and capital markets.
 •   Public Company CEO experience gained through his long tenure leading Inspire make him well suited to help our Board with governance and set strategy.

Education: • B.S., Electrical Engineering, North Dakota State University • M.B.A., University of St. Thomas
Inspire Medical Systems, Inc.	12	2024 Proxy Statement

PROPOSAL NO. 1
Shawn T McCormick Age: 59 Independent Director since: 2017 Committee(s): • Audit, Chair
Experience:
 •   Chief Financial Officer, Aldevron, LLC, a technology company specializing in the manufacture of plasmid DNA, mRNA and proteins (2020 – 2022, several months after Aldevron was acquired by Danaher Corporation)
 •   Chief Financial Officer, Tornier N.V., a global orthopedic company (2012 - 2015 when Tornier merged with Wright Medical Group, Inc.)
 •   Chief Operating Officer, Lutonix, Inc., a medical device company (2011 – 2012)
 •   Chief Financial Officer and Senior Vice President, ev3 Inc., a global endovascular company (2009 - 2010 when ev3 was acquired by Covidien plc)
 •   Held various positions at Medtronic plc, including as its Vice President, Corporate Development, where he was responsible for leading Medtronic's worldwide business development activities, and Vice President of Finance for the Spinal, Biologics and
Navigation business (1992 - 2009)

Qualifications:
 •   Financial / Capital Markets expertise developed through his experience in finance leadership roles, including service as CFO for several public companies, helps Mr. McCormick bring valuable knowledge of financial oversight and reporting to our
Board.
 •   Ιndustry and Technology experience gained through more than three decades working in the healthcare and medical device industries adds valuable industry perspective to our Board. Additionally, gained through his significant career in the medical sector and with medical device companies have given him a deep understanding of technologies in our industry that are core to the Company’s business and strategy.
 •   Mfg. / Operations / Supply Chain experience gained as COO of Lutonix, enable Mr. McCormick to offer invaluable insights and perspectives regarding the Company’s manufacturing, operations and supply chain strategies and related initiatives.

Education: • B.S., Accounting, Arizona State University • M.B.A., University of Minnesota's Carlson School of Management • Certified Public Accountant (inactive)
Other Public Boards: • Nevro Corp. (since 2014) • Entellus Medical, Inc. (2014 – 2018) • Surmodics, Inc. (2015 – 2020)
Inspire Medical Systems, Inc.	13	2024 Proxy Statement

PROPOSAL NO. 1
CLASS II DIRECTORS WHOSE TERMS EXPIRE AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Gary L. Ellis Age: 67 Lead Independent Director following Annual Meeting Independent Director since: 2019 Committee(s): • Nominating and Corporate Governance, Chair
Experience:
 •   Medtronic plc and its subsidiary, Medtronic, Inc., a global medical technology company:
 ▪  Executive Vice President, Global Operations, Information Technology and
Facilities & Real Estate (June 2016 - December 2016);
 ▪  Executive Vice President and Chief Financial Officer, Medtronic, Inc.
(2014 – 2016);
 ▪  Senior Vice President and Chief Financial Officer, Medtronic, Inc.
(2005 – 2014);
 ▪  Vice President, Corporate Controller and Treasurer, Medtronic, Inc.
(1999 – 2005)

Qualifications:
 •   Financial / Capital Markets expertise acquired through an extensive career in accounting and finance, including as CFO of Medtronic for more than 10 years and before that as a Senior Audit Manager for PwC, helps Mr. Ellis bring valuable knowledge of financial oversight and reporting to our Board.
 •   Industry and Technology experience gained during his almost two decades at
Medtronic helps him bring deep knowledge of our Industry to the Board.
 •   International / Global experience developed during his tenure at Medtronic, including his service as EVP, Global Operations, allow him to bring a global operations perspective to our Board.

Other Public Boards: • The Toro Company (since 2006) • Hill-Rom Holdings, Inc. (2017 – 2021) • Itamar Medical Ltd. (2007 – 2017)
Education: • B.S., Accounting, University of South Dakota • Certified Public Accountant (inactive)
Inspire Medical Systems, Inc.	14	2024 Proxy Statement

PROPOSAL NO. 1
Georgia Garinois- Melenikiotou Age: 64 Independent Director since: 2020 Committee(s): • Audit
Experience:
 •   The Estée Lauder Companies (“ELC”), a global beauty products company:
 ▪  Executive Vice President, Corporate Marketing (2015 – 2020);
 ▪  Senior Vice President, Corporate Marketing (2010 – 2014)
 •   Had a 27-year career including several senior leadership positions at Johnson & Johnson, a global manufacturer of medical devices, pharmaceutical products, and consumer packaged goods (1983 – 2010), including serving as President, J&J Consumer France, President, Global Business Unit Strategy and New Growth, and Global President, Beauty

Qualifications:
 •   International / Global experience gained through Ms. Garinois-Melenikiotou’s leadership roles at multinational companies, including roles in Belgium, France, Greece, Italy, Switzerland, and the United Kingdom, allow her to add a global business perspective to our Board.
 •   Consumer Marketing expertise developed while serving in senior roles overseeing marketing initiatives at Estée Lauder, help her bring to the Board extensive knowledge of consumer perspectives and trends.
 •   Financial / Capital Markets experience gained establishing and executing corporate finance strategies in senior-level roles enable her to offer invaluable insights and perspectives regarding the Company’s capital and finance strategies.

Other Public Boards
 •   Almirall, S.A. (2015 - 2022)
 •   Douglas Group (director nominee; appointment to become effective upon the completion of company’s initial public offering)
 •   Natura & Co (since 2021)
 •   Pulmonx Corporation (since 2020)

Education • B.S. and M.S., Engineering, National Technical University of Athens • M.B.A., Sloan School of Management at M.I.T.
Inspire Medical Systems, Inc.	15	2024 Proxy Statement

PROPOSAL NO. 1
Dana G. Mead, Jr. Age: 64 Independent Director since: 2008 Committee(s): • Audit • Nominating and Corporate Governance (after Annual Meeting)
Experience:
 •   Chief Executive Officer and President, HeartFlow, Inc., a digital health company transforming how heart disease is diagnosed and treated (2019 - 2021)
 •   Chief Executive Officer and President, Beaver-Visitec International, Inc., a
surgical device developer and manufacturer (2016 - 2019)
 •   Partner, Kleiner Perkins Caufield & Byers, a venture capital investment firm
(2005 - 2016)

Qualifications:
 •   Industry and Technology experience developed through Mr. Mead’s roles as CEO of a surgical device developer and manufacturer and at a digital health company, help him add valuable experience in our industry to the Board. He also brings technology expertise gained as CEO and President of HeartFlow, a company focused on the transformation of the diagnosis and treatment of heart disease, enable him to bring to the Board valuable insights in the emerging field of digitization, which is an important aspect of the Company’s strategy.
 •   International / Global experience gained in various senior-level leadership roles with global responsibilities, including President, Asia Pacific Operations for Guidant Corporation, enables Mr. Mead to bring value to our Board in guiding our global strategy.
 •   Public Company CEO experience acquired through his CEO roles with HeartFlow and Beaver-Visitec allows him to provide the Board with valuable senior leadership and governance perspective.

Other Public Boards
 •   Inari Medical Inc., a commercial-stage medical device company (since 2021)
 •   Pulmonx Corporation, (since 2010), Chairman since 2019
 •   Intersect ENT, Inc., (2007 – 2022)
 •   HeartFlow (2019 – 2021)

Education • B.A., Lafayette College • M.B.A., University of Southern California.
Inspire Medical Systems, Inc.	16	2024 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance—Governance Documents” section of the “Investors” page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board size, independence, and qualifications	•	Director compensation
•	Classes of directors and election process	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to independent advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation of directors	•	Meeting materials
•	Term limits	•	Board committees, responsibilities, and independence
•	Director responsibilities	•	Succession planning
In November 2023, the Board updated our Corporate Governance Guidelines to provide that directors are encouraged to participate in certain continuing education programs at the expense of the Company, and to require that each director own the Company’s common stock in accordance with any stock ownership policies and guidelines as may be in effect from time to time. Further, effective February 1, 2024, the Board updated the provisions of our Corporate Governance Guidelines addressing the election process for directors. For more information, please see the “Governance Structure” section of this Proxy Statement.
Governance Structure
The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term stockholder value. Our current governance structure includes a classified board, plurality voting for directors, and requires a supermajority vote to make certain changes to our governance documents. Following our 2023 annual meeting, we conducted a benchmarking assessment of corporate governance practices across our industry and at our peer companies, engaged in targeted stockholder outreach to discuss our governance practices, and management updated the Board on the stockholder input received during these discussions. Thereafter, in connection with its regular review of our corporate governance policies and practices, the Board considered the stockholder input received and made certain changes to our Corporate Governance Guidelines, which are discussed below. Additionally, in response to this stockholder input and to provide additional transparency with respect to its corporate governance policies and practices, the Company is providing the following information regarding the Board’s rationale for continuing to maintain certain governance practices:
CLASSIFIED BOARD STRUCTURE
In accordance with our Certificate of Incorporation, and as permitted under applicable state law, our Board of Directors is divided into three classes. Our classified board structure has been in place since our initial public offering (our “IPO”) in 2018.
The Board regularly evaluates whether to maintain a classified Board structure, and has determined that a classified board structure continues to be in the best interests of the Company and our stockholders primarily for the reasons set forth below:
•
We believe that the current structure helps directors to develop a deeper familiarity with the Company’s business. It encourages long-term, strategic thinking, which is critical to carry out the Company‘s business

Inspire Medical Systems, Inc.	17	2024 Proxy Statement

CORPORATE GOVERNANCE
model, which requires substantial investments in research and development projects that may take years to yield the desired results. The Board believes that three-year terms on a staggered basis are currently appropriate and consistent with the long-term nature of our business model, and best serve our stockholders at this time.
•
We believe that three-year terms promote continuity and foster an appropriate institutional memory among directors, and help our directors to develop a deep knowledge of the business and competitive environment. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors.

•
The Board has implemented broad measures to ensure accountability of our directors, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics (the “Code of Conduct”), and annual self-evaluations of the performance of the Board and its committees, which is led by the Nominating and Corporate Governance Committee and assesses the performance of each current director as part of consideration to re-nomination to the Board. As a result, the Company benefits from the stability and continuity of a classified Board structure, while retaining meaningful director accountability.

•
While a classified board structure does not preclude unsolicited acquisition proposals, by eliminating the threat of imminent removal, it allows the Board to maximize the value of a potential acquisition by giving the Company time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company’s business.

PLURALITY VOTING STANDARD FOR DIRECTOR ELECTIONS
The Company’s current plurality voting standard yields a definitive result in a simple, efficient and transparent manner, which has historically been effective in electing strong, independent directors to our Board. Further, we believe that under the current plurality voting standard, stockholders have a meaningful opportunity to express disapproval with corporate policies, strategy, or director candidates through the use of withhold votes.
As noted above, the Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and will advance the Board’s and management’s goal of maximizing long-term stockholder value. In this regard and after considering input received from our targeted stockholder outreach, effective February 1, 2024, the Board updated our Corporate Governance Guidelines to provide that in an uncontested election of directors, any nominee for director who does not receive a majority of the votes cast for his or her election shall offer to resign from the Board. The Nominating and Corporate Governance Committee shall promptly consider the resignation offer and recommend to the full Board whether to accept it. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote by the inspector of elections, and will disclose its decision and the reasons for rejecting the offer, if applicable, in a current report on Form 8-K. Any director who tenders his or her offer to resign from the Board pursuant to the Corporate Governance Guidelines may not participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation.
The Board believes that this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing the Board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of the Company and its stockholders.
SUPERMAJORITY VOTING STANDARD IN OUR CHARTER AND BYLAWS
Our Certificate of Incorporation and bylaws, as currently in effect (the “Bylaws”), provide that two-thirds of the voting power of the Company are required to enact certain changes to the Company’s governing documents, including, for example, adopting, amending, altering or repealing provisions of the Bylaws. At the time of our IPO in 2018, the Board believed that this supermajority voting standard was an important component of the Company's governance structure to safeguard the long-term interests of the Company and its stockholders.
Inspire Medical Systems, Inc.	18	2024 Proxy Statement

CORPORATE GOVERNANCE
The Board continues to believe that the Company’s supermajority voting standards are in the best interests of the Company and our stockholders primarily for the following reasons set forth below:
•	The supermajority voting standards are appropriately limited and apply to extraordinary transactions and fundamental changes to corporate governance.
•	The supermajority vote requirements help protect stockholders, particularly minority stockholders, against the potentially self-interested actions of short-term investors.
•
The supermajority voting requirements help protect the ability of the Board to evaluate proposed takeover offers, consider alternatives, and protect stockholders against abusive tactics during a potential takeover process.

Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer, or CEO, in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a presiding non-management director (the “Lead Director”), as recommended by the Nominating and Corporate Governance Committee. The Lead Director’s responsibilities include, but are not limited to: assisting the Chair of the Board in establishing the agendas for Board meetings and the schedule of agenda subjects to be discussed during the year; having the authority to call meetings of the independent directors; presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; serving as a liaison between the Chair and the independent directors; previewing the information to be provided to the Board; together with the Chair of the Organization and Compensation Committee, communicating to the CEO the results of his or her annual performance review and compensation; together with the Chair of the Nominating and Corporate Governance Committee, leading the Board’s annual self-evaluation; and to have such other duties as are otherwise determined by the Board from time to time.
The positions of our Chair of the Board and our CEO and President are currently served by two separate persons. Ms. Nelson, an independent director on our Board, serves as Chair of the Board, and Mr. Herbert serves as our CEO and President. The Board appointed Mr. Herbert, our CEO and President, to serve as Chair of the Board effective with Ms. Carlson’s departure from the Board at the Annual Meeting and resulting from her determination not to stand for reelection. The Board believes that Mr. Herbert's decades of expertise in the medical device industry as well as his deep understanding of the business that he founded make him uniquely qualified to effectively manage the business, execute on our strategic priorities and lead the Board. To maintain strong independent oversight, the Board has appointed Gary L. Ellis to the role of Lead Director effective immediately following the Annual Meeting. Mr. Ellis was appointed to the Board in 2019 following an extensive career as Chief Financial Officer of Medtronic and serves as the Chair of the Nominating and Corporate Governance Committee.
The Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board, giving primary responsibility for the operational leadership and strategic direction of the Company to our Chair and CEO, while enabling the Lead Director to facilitate the Board's independent oversight of management. In addition, the Board believes this leadership structure appropriately aligns with the Board’s overall oversight of risk, as described under “Board Role in Risk Oversight” below.
We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies at all times. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Inspire Medical Systems, Inc.	19	2024 Proxy Statement

CORPORATE GOVERNANCE
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Ms. Broader, Ms. Burks, Dr. Curet, Mr. Ellis, Ms. Garinois-Melenikiotou, Dr. Griffin, Mr. McCormick, Mr. Mead, Ms. Nelson, or Mr. Tansey, representing 10 of our 11 current directors and 8 of our 9 directors whose term will continue after the Annual Meeting, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. Our Board of Directors previously determined that Dr. Sparks did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and qualified as “independent” while she was a director. Mr. Herbert, our President and CEO, is the only director who is not independent. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock, the relationships of our non-employee directors with certain of our significant stockholders and the organizations with which our non-employee directors have current relationships that may be pertinent to their independence.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, an Organization and Compensation Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Organization and Compensation Committee, and the Nominating and Corporate Governance Committee operates under a written charter that is available on our website. The table below reflects our committee membership as of March 19, 2024.
Director	Audit Committee	Organization and Compensation Committee	Nominating and Corporate Governance Committee
Shelley G. Broader	—	Chair	—
Cynthia B. Burks	—	X	—
Myriam J. Curet, M.D.	—	—	X
Gary L. Ellis	—	—	Chair
Georgia Garinois-Melenikiotou	X	—	—
Jerry C. Griffin, M.D.*	—	—	X
Timothy P. Herbert	—	—	—
Dana G. Mead, Jr.	X	—	—
Shawn T McCormick	Chair	—	—
Marilyn Carlson Nelson*	—	—	X
Casey M. Tansey	—	X	—
*	Dr. Griffin and Ms. Nelson are not seeking re-election at this Annual Meeting.
Inspire Medical Systems, Inc.	20	2024 Proxy Statement

CORPORATE GOVERNANCE
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor, and (v) the design and implementation of our internal audit function and internal controls. Our Audit Committee is responsible for, among other things:
•
appointing, compensating, retaining, evaluating and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
•
discussing and overseeing our policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures;

•	overseeing our information security and technology risks, including information security, cybersecurity and related risk management programs;
•
reviewing management’s use of environmental, social and governance (“ESG”) measures and metrics, as well as other non-GAAP measures and metrics, and reviewing in particular how these measures are used to evaluate performance, whether they are consistently prepared and presented, what disclosure controls and procedures relating to these measures are in place and how such measures are disclosed; and

•
overseeing, and annually reviewing, procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Audit Committee has the authority to engage independent legal, accounting, and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Audit Committee.
Our Audit Committee currently consists (and for all of fiscal 2023 consisted) of Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead, with Mr. McCormick serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our Board of Directors has affirmatively determined that each of Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead qualifies as “independent” under NYSE’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board of Directors has determined that Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The determination by our Board of Directors for Mr. McCormick was made based on experience and education which demonstrate his attributes as an audit committee financial expert, including the fact that he has been the chief financial officer of several medical technology companies and is a Certified Public Accountant (inactive), holding a degree in accounting and an M.B.A. Both Ms. Garinois-Melenikiotou and Mr. Mead also have education and experience supporting their determination by the Board of Directors as audit committee financial experts, including that both have M.B.A. degrees and financial oversight experience, with Ms. Garinois-Melenikiotou gaining this experience as a president at Johnson & Johnson and Mr. Mead gaining this experience as a CEO of several medical technology companies.
Inspire Medical Systems, Inc.	21	2024 Proxy Statement

CORPORATE GOVERNANCE
Organization and Compensation Committee
Our Organization and Compensation Committee oversees our human capital strategies and programs, and our compensation policies, plans, and benefits programs. The committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of our CEO, evaluating our CEO’s performance in light of these goals and objectives, and setting the CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing and making recommendations to our Board of Directors regarding director compensation;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;
•	reviewing the Company’s human capital management strategies, programs, and initiatives;
•	overseeing the Company’s strategy policies and practices and related reporting with respect to significant ESG matters, in coordination with other Board committees, with a focus on social matters;
•	overseeing the Company’s stock ownership guidelines and policy for clawback of incentive compensation; and
•	appointing and overseeing any compensation consultants.
The Organization and Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
Our Organization and Compensation Committee currently consists (and for all of fiscal 2023 consisted) of Ms. Broader, Ms. Burks, and Mr. Tansey, with Ms. Broader serving as chair. Our Board of Directors has determined that each of Ms. Broader, Ms. Burks, and Mr. Tansey qualifies as “independent” under NYSE’s additional standards applicable to compensation committee members and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
The Organization and Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the Organization and Compensation Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Organization and Compensation Committee.
COMPENSATION CONSULTANTS
The Organization and Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Organization and Compensation Committee has engaged the services of Aon, which is part of the Rewards Solutions practice at Aon plc, as its independent outside compensation consultant.
All executive compensation services provided by Aon during fiscal 2023 were conducted under the direction or authority of the Organization and Compensation Committee, and all work performed by Aon was pre-approved by the Organization and Compensation Committee. Aon’s services during fiscal 2023 included, among other things, reviewing the Company’s executive compensation policy, evaluating the Company’s peer group used to set executive compensation, providing benchmark data as well as broad market data regarding compensation for executives serving in similar capacities, and providing information on current trends and developments in executive and director compensation. Neither Aon nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Organization and Compensation Committee evaluated whether any work provided by Aon raised any conflict of interest for services performed during fiscal 2023 and determined that it did not.
Additionally, during fiscal 2023, Aon did not provide any services to us unrelated to executive and director compensation.
Inspire Medical Systems, Inc.	22	2024 Proxy Statement

CORPORATE GOVERNANCE
COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the 2023 fiscal year, the directors who served on our Organization and Compensation Committee were Ms. Broader, Ms. Burks, and Mr. Tansey, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During fiscal 2023, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or Organization and Compensation Committee. During fiscal 2023, no other relationships required to be disclosed by the rules of the SEC existed aside from those identified herein.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board of Directors;
•	recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;
•	overseeing the Company’s strategy, policies, and practices and related reporting with respect to significant ESG matters, in coordination with other Board committees;
•	overseeing the annual self-evaluations of our Board and management, together with our Lead Director; and
•	developing and recommending to our Board a set of corporate governance guidelines and principles.
The Nominating and Corporate Governance Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Nominating and Corporate Governance Committee has the authority to retain any search firm to be used to identify director nominees and independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities and we will pay the compensation of any such firm or advisor engaged. During fiscal 2023, the committee retained Russell Reynolds Associates Inc., a global executive search firm, to assist in the identification and assessment of potential director candidates.
For fiscal 2023, our Nominating and Corporate Governance Committee consisted of Mr. Ellis, Dr. Griffin, Ms. Nelson, Dr. Sparks (until Dr. Sparks resigned from the Board effective July 27, 2023), and Dr. Curet (effective December 21, 2023, upon her appointment to the Board), with Mr. Ellis serving as chair. After the Annual Meeting, the Nominating and Corporate Governance Committee will consist of Dr. Curet, Mr. Ellis, and Mr. Mead, with Mr. Ellis serving as chair. Our Board has determined that each of Dr. Curet, Dr. Griffin, Mr. Ellis and Mr. Mead qualifies as “independent” under applicable NYSE rules for purposes of serving on the Nominating and Corporate Governance Committee.
Board and Board Committee Meetings and Attendance
During fiscal 2023, our Board of Directors met 6 times, the Audit Committee met 8 times, the Organization and Compensation Committee met 5 times, and the Nominating and Corporate Governance Committee met 7 times. In fiscal 2023, each of our incumbent directors attended at least 90% of the meetings of the Board and committees on which he or she served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The Chair of the Board currently presides at executive sessions. Following the Annual Meeting, the Lead Director will preside at executive sessions. In the absence of the Chair or Lead Director, as applicable, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
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Director Orientation and Education
All newly appointed members of our Board participate in an orientation program designed to familiarize new directors with our business and strategic plans, key policies and practices, principal officers and management structure, auditing and compliance processes, and our Code of Business Conduct and Ethics. The Board also receives periodic briefings and education from management on core concepts and trends impacting our businesses and industry. In November 2023, the Board updated our Corporate Governance Guidelines to provide that directors are encouraged to participate in certain continuing education programs at the expense of the Company.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our directors attended our annual meeting of stockholders held in fiscal 2023.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend a candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the Nominating and Corporate Governance Committee will consider candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. The Corporate Governance Guidelines provide that in addition to the foregoing director qualification standards, the Nominating and Corporate Governance Committee may consider the following criteria as well as any other factor that they deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age, and ethnicity.
We consider diversity, such as, gender, race, and ethnicity, in identifying director nominees. Currently, five of our Board members self-identify as women, including one African American woman and one Hispanic woman. Moreover, the Nominating and Corporate Governance Committee seeks to identify qualified diverse candidates for consideration on our Board, including diversity of gender, race, and ethnicity. In furtherance of this focus, the Nominating and Corporate Governance Committee will seek to include women, and ethnically and racially diverse candidates in the initial list of candidates from which it will select prospective director candidates in each future director search, and will require that any search firm it may engage to assist with a director search do the same.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider potential conflicts of interest with the candidate’s other personal and professional pursuits.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In
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CORPORATE GOVERNANCE
connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
The Nominating and Corporate Governance Committee has recommended, and the Board selected, Shelley G. Broader, Myriam J. Curet, M.D., and Casey M. Tansey as the Board's nominees for election as Class III directors at the Annual Meeting. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. All recommendations for director nominations received by the Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders intending to nominate a director candidate for consideration at a stockholder meeting also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described in the “Stockholder Proposals and Director Nominations” section of this Proxy Statement.
Board Role in Risk Oversight
The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks the Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Organization and Compensation Committee, and Nominating and Corporate Governance Committee. Each of the committees regularly reports to the Board.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, and our enterprise risk management program. The Audit Committee also oversees our information security and technology risks, including our information security, cybersecurity and related risk management programs. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the Audit Committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors, including the Company's major financial risk exposures. The Organization and Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration, and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession
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CORPORATE GOVERNANCE
planning discussions. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. All three committees of the Board jointly oversee ESG-related risks. In addition, our Board receives periodic, detailed operating performance reviews from management.
Stock Ownership Guidelines
Our Board believes that ownership of significant amounts of our stock by our executive officers and directors will help align their interests with those of our stockholders. To that end, our Board has adopted stock ownership guidelines for our directors and executive officers as follows:
•	three times each non-employee director’s annual cash retainer (excluding any additional retainers provided based on role or committee service);
•	three times the annual base salary for our Chief Executive Officer; and
•	one times the annual base salary for our other executive officers (other than our CEO).
All of our non-employee directors and each executive officer covered by the policy are required to meet the applicable guidelines within five (5) years after the later of (i) the date such individual is hired, appointed or promoted to a position that is covered by the guidelines, or (ii) the effective date of the guidelines, or July 27, 2023. Shares that count toward meeting the ownership guidelines consist of shares owned outright; shares held through any Company-sponsored plan, such as, a qualified retirement plan, employee stock purchase plan, or a supplemental executive retirement plan; unvested time-based restricted stock units (net of an estimated tax); and shares owned by the individual’s immediate family members residing in the same household (or through trusts for their benefit). As of December 31, 2023, all of our non-employee directors and all of our executive officers subject to the policy have attained the minimum level of ownership set forth in the guidelines, with the exception of Director Burks (who joined our Board in July 2022), and Messrs. Ban, Ebeling, and Weatherby (who joined our Company in June 2023).
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the Audit Committee, Organization and Compensation Committee, and Nominating and Corporate Governance Committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at
www.inspiresleep.com
, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Code of Business Conduct and Ethics
We have adopted a Code of Conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Conduct is available under the Corporate Governance section of the Investors page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K with the SEC.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales, and transactions in publicly traded options, such as puts, calls, and other derivatives involving our equity securities.
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CORPORATE GOVERNANCE
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our Chair, our Lead Director, our non-management or independent directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. The Secretary will forward the communication to the appropriate director or directors as appropriate.
Stockholder Engagement
At the request of the Board, and following the 2023 annual meeting, we engaged in a targeted stockholder outreach to hear perspectives from our stockholders on a range of issues including our governance structure. Our engagement team included our (i) Chief Financial Officer, (ii) SVP, General Counsel, Chief Compliance and Corporate Secretary and (iii) Vice President, Investor Relations. We held meetings with five of our top ten stockholders.
Provided below are highlights of the feedback we received from stockholders addressing our classified board structure, plurality voting for direction elections and supermajority voting requirements for certain changes to our governance documents. Across each of these governance topics, stockholders requested additional disclosure addressing the Board’s rationale and considerations for regular review of our governance structure.
Topic	What We Heard
Classified board structure	While most expressed a preference for annual director elections, we also heard from some stockholders that a classified board makes sense under certain circumstances.
Plurality voting for director elections
There was a general preference expressed for a majority standard for uncontested director elections, or, in the alternative, for the addition of a director resignation policy applicable to a director who fails to receive a majority of votes in an uncontested election.

Supermajority voting standards for certain changes to governance documents
There was a general preference expressed for a simple majority standard, except in circumstances where the provision provides protections for minority stockholders if a substantial or dominant stockholder exists.

BOARD CONSIDERATION AND RESPONSIVENESS
The Board reviewed the feedback from stockholders at its meeting in July 2023 and discussed the perspectives shared as well as trends in market practices. After extensive consideration, the Board determined to provide additional disclosure on the rationale for the current governance structure (which disclosure is provided in the “Corporate Governance” section of this Proxy Statement) and will be regularly revisiting and evaluating governance practices and potential modifications to ensure that the structure is appropriate for the Company’s circumstances and stage of growth and in the best interests of the Company and its stockholders.
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Director Compensation
Non-Employee Director Compensation Policy
We maintain a compensation policy that provides cash and equity compensation to our non-employee directors for their service on the Board and its committees as discussed below. On a periodic basis, the Organization and Compensation Committee reviews the policy to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to compensate our directors fairly for their services, and to determine whether any recommendations for adjustment should be made to the Board. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Organization and Compensation Committee considers: (1) the time and effort involved in preparing for Board and committee meetings and the additional duties assumed by committee chairs and our chair; (2) the risks associated with fulfilling fiduciary duties; and (3) the compensation paid to directors at the same peer group of companies used to assess the competitiveness of our executive compensation programs. All cash and equity awards granted under the non-employee director compensation policy will be granted under, and subject to the limits of, the Inspire Medical Systems, Inc. 2018 Incentive Award Plan (“2018 Plan”).
On April 27, 2023, the Board approved changes to the 2023 compensation for our non-employee directors upon the recommendation of the Organization and Compensation Committee and our independent compensation consultant in order to maintain the competitiveness of our director compensation program with our peers. As a result, the general annual Board retainer was increased to $50,000 and the equity retainer was changed from a combination of stock options and restricted stock units (“RSUs”) to be comprised of solely RSUs.
Cash Compensation. Under the policy last amended April 27, 2023, each of our non-employee directors is eligible to receive an annual retainer of $50,000. Our non-employee directors are also eligible to receive additional annual retainers as follows:
•	the chair of the Board receives an additional annual cash retainer of $50,000;
•	the chair of the Audit Committee receives an additional annual cash retainer of $20,000, and the non-chair members of that committee receive an additional annual cash retainer of $10,000;
•
the chair of the Organization and Compensation Committee receives an additional annual cash retainer of $15,000, and the non-chair members of that committee receive an additional annual cash retainer of $7,500; and

•
the chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $15,000, and the non-chair members of that committee receive an additional annual cash retainer of $7,500.

The cash retainers are paid quarterly following the completion of each calendar quarter. The Board may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested and unrestricted shares of common stock in lieu of cash.
Equity Compensation. In addition to the cash compensation described above, each of our non-employee directors is eligible to receive an award of stock options as compensation for his or her service on the Board. Upon a director’s initial election or appointment to the Board, such director will receive an award of RSUs having a grant date fair value of $270,000, which award will vest in three equal installments following the grant date. On an annual basis thereafter, each non-employee director is eligible to receive an award of RSUs having a grant date fair value of $180,000, which award will vest on the first anniversary of the grant date. The initial and annual awards will be subject to the director’s continuing service through the applicable vesting dates. All initial and annual awards will vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2018 Plan).
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DIRECTOR COMPENSATION
Director Compensation Table for Fiscal 2023
The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2023:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(5)	Total ($)
Shelley G. Broader	63,379(1)	180,000	243,379
Cynthia B. Burks	55,879	180,000	235,879
Myriam J. Curet, M.D.(3)	1,563	270,000	271,563
Gary L. Ellis	63,379(1)	180,000	243,379
Georgia Garinois-Melenikiotou	58,379(1)	180,000	238,379
Jerry C. Griffin, M.D.	55,879	180,000	235,879
Dana G. Mead, Jr.	58,379	180,000	238,379
Shawn T McCormick	68,379	180,000	248,379
Marilyn Carlson Nelson	95,137(1)	180,000	275,137
Charisse Y. Sparks, M.D.(4)	31,348(1)	180,000	211,348
Casey M. Tansey	55,879(1)	180,000	235,879
(1)
Each of Ms. Broader, Mr. Ellis, Ms. Garinois-Melenikioutou, Ms. Nelson, Dr. Sparks, and Mr. Tansey elected to receive such amounts, or a portion of such amounts, in the form of fully vested shares of our common stock in lieu of cash payment, which resulted in the issuance of 306 shares of our common stock to Ms. Broader, 306 shares of our common stock to Mr. Ellis, 282 shares of our common stock to Ms. Garinois-Melenikioutou, 464 shares of our common stock to Ms. Nelson, 126 shares of our common stock to Dr. Sparks, and 270 shares of our common stock to Mr. Tansey. Due to a clerical error in which the April 2023 increase to the annual cash retainer to $50,000 was not taken into account for purposes of determining the number of such shares to be issued to electing directors, such electing directors were not issued the full number of shares to which they were entitled with respect to the second and third quarters in 2023. As a result, on January 16, 2024, each of Ms. Broader, Mr. Ellis, Ms. Garinois-Melenikioutou, Ms. Nelson, Dr. Sparks, and Mr. Tansey were issued an additional number of true-up shares equal to the remaining number of shares to which they were respectively entitled with respect to the second and third quarters of 2023.

(2)
Amounts reflect the full grant date fair value of restricted stock units granted during fiscal 2023 computed in accordance with ASC 718, rather than the amounts paid to or realized by the named director. We provide information regarding the assumptions used to calculate the value of all restricted stock units in Note 6 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The table below shows the aggregate numbers of unvested restricted stock units held as of December 31, 2023 by each director who was serving as of December 31, 2023.

Name	Unvested Restricted Stock Units
Shelley G. Broader	669
Cynthia B. Burks	669
Myriam J. Curet, M.D.	1,384
Gary L. Ellis	669
Georgia Garinois-Melenikiotou	669
Jerry C. Griffin, M.D.	669
Dana G. Mead, Jr.	669
Shawn T McCormick	669
Marilyn Carlson Nelson	669
Casey M. Tansey	669
(3)	Dr. Curet commenced service as a member of the board on December 21, 2023.
(4)	Dr. Sparks resigned from the Board effective July 27, 2023 in connection with her appointment as the Company’s Chief Medical Officer.
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DIRECTOR COMPENSATION
(5)
No stock options were granted to our non-employee directors during 2023. The table below shows the aggregate numbers of stock option awards (exercisable and unexercisable) held as of December 31, 2023 by each director who was serving as of December 31, 2023.

Name	Number of Shares of Common Stock Underlying Options Outstanding at Fiscal Year End
Shelley G. Broader	5,531
Cynthia B. Burks	1,823
Myriam J. Curet, M.D.	—
Gary L. Ellis	11,180
Georgia Garinois-Melenikiotou	4,974
Jerry C. Griffin, M.D.	14,784
Dana G. Mead, Jr.	27,784
Shawn T McCormick	38,821
Marilyn Carlson Nelson	23,060
Casey M. Tansey	27,784
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PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2015. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
Inspire Medical Systems, Inc.	31	2024 Proxy Statement

PROPOSAL NO. 2
Audit, Audit-Related, Tax, and All Other Fees
The table below sets forth the aggregate fees billed to Inspire for services related to the fiscal years ended December 31, 2023 and 2022, respectively, by Ernst & Young LLP, our independent registered public accounting firm.
	Year Ended December 31,
	2023	2022
Audit Fees(1)	$538,100	$561,000
Audit-Related Fees(2)	28,000	22,000
Tax Compliance and Preparation Services(3)	84,053	69,953
Other Tax Services(4)	252,432	252,763
All Other Fees(5)	2,000	1,965
Total	904,584	907,681
(1)
Audit Fees for both years presented consist of fees billed for professional services by Ernst & Young LLP for the audit of our annual financial statements, related services that are normally provided in connection with statutory and regulatory filings or engagements, and, in fiscal 2022 only, fees in connection with our follow-on offering.

(2)	Audit-Related Fees for both years consist of fees billed by Ernst & Young LLP for an audit of the Company’s 401(k) plan.
(3)
Tax Compliance and Preparation Services Fees consist of fees for professional tax-related services, including preparing original and amended tax returns and refund claims, and tax payment planning performed by Ernst & Young LLP.

(4)	Other Tax Services consist of fees billed by Ernst & Young LLP for tax advice, planning, and consulting.
(5)	All Other Fees consist of an online accounting research tool subscription.
Pre-Approval Policies and Procedures
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules.
The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the Audit Committee will not engage the independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the Audit Committee.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by Ernst & Young LLP in fiscal 2022 and fiscal 2023 were provided in accordance with our pre-approval policies and procedures, as applicable.
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Audit Committee Report
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on
Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Shawn T McCormick (Chair)
Georgia Garinois-Melenikiotou
Dana G. Mead, Jr.
Inspire Medical Systems, Inc.	33	2024 Proxy Statement

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 19, 2024. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position	In Current Position Since
Timothy P. Herbert	61	Chief Executive Officer, President, and Director	2007
Richard J. Buchholz	56	Chief Financial Officer	2014
Randall A. Ban	59	Chief Commercial Officer	2009
Philip J. Ebeling	54	Chief Operating Officer	2020
Steven L. Jandrich	57	Vice President, Human Resources	2017
Bryan K. Phillips	52	Sr. General Counsel, Secretary, and Chief Compliance Officer	2021
John C. Rondoni	44	Chief Technology Officer	2022
Charisse Y. Sparks, M.D.	61	Chief Medical Officer	2023
Carlton W. Weatherby	39	Chief Strategy Officer	2023
See page 12 of this Proxy Statement for Timothy P. Herbert’s biography.

Richard J. Buchholz has served as our Chief Financial Officer since May 2014. Prior to joining us, Mr. Buchholz served as the Chief Financial Officer, Secretary, and Treasurer at superDimension, Ltd., a medical device manufacturer (which was acquired by Covidien plc in 2012), from 2006 to 2013. Mr. Buchholz holds a B.B.A. from the University of Wisconsin, Eau Claire and is a Certified Public Accountant (inactive).

Randall A. Ban has served as our Chief Commercial Officer since July 2019. Prior to that, he served as our Senior Vice President, Sales and Marketing from 2009 to December 2018, and as Senior Vice President, Global Sales and Marketing from December 2018 to July 2019. Before joining us, he served as Vice President of Global Marketing, Cardiac Rhythm Management at Boston Scientific. From 1994 to 2008, Mr. Ban worked in a variety of sales and marketing leadership positions while at Guidant Corporation (Guidant was acquired by Boston Scientific in 2006). He began his career at Eli Lilly and Company in 1990. Mr. Ban holds a B.S. in marketing and an M.B.A., both from Indiana University.

Philip J. Ebeling has served as our Chief Operating Officer since June 2020. Prior to joining Inspire, he worked for Abbott Laboratories, a medical device company, as Vice President and Chief Technology Officer in the Cardiovascular and Neuromodulation Division from 2017 to 2018. From 2016 to 2017, Mr. Ebeling was Chief Technology Officer of St. Jude Medical, Inc., a medical device company that was acquired by Abbott Laboratories in 2017. Prior to that, Mr. Ebeling served in various other roles at St. Jude Medical, Inc., including Senior Vice President, Research and Development in the Cardiovascular and Electrophysiology Division from 2012 to 2016 and Vice President of Research and Development for the Cardiovascular Division from 2008 to 2011. Before joining St. Jude Medical in 2008, Mr. Ebeling spent 12 years at Boston Scientific Corporation where he held numerous positions including Director of Program Management—Risk Management. Mr. Ebeling has a B.S. in Chemical Engineering from the University of Minnesota and an M.B.A. from the University of St. Thomas. He is a member of the National Society of Professional Engineers.

Steven L. Jandrich has served as our Vice President, Human Resources since September 2017, and as our Chief Compliance Officer from 2017 to January 2021. Mr. Jandrich served as Vice President, Human Resources for Link Snacks, Inc., a multinational retail snack producer from 2015 to 2017. From 2001 through 2015, Mr. Jandrich held several leadership positions at St. Jude Medical which included Vice President Human Resources, leading the International Division's human resources and commercial operations functions through rapid development. Mr. Jandrich holds a B.A. and an M.B.A. from the University of St. Thomas.

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EXECUTIVE OFFICERS

Bryan K. Phillips has served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since January 2021. From December 2019 to January 2021, Mr. Phillips served as Chief Legal Officer of Cerevel Therapeutics Holdings, Inc., a publicly traded clinical-stage biopharmaceutical company that researches and develops therapies intended to treat central nervous system disorders. Previously, he held various roles over a 14-year period at Surmodics, Inc., a publicly traded medical technology company, including its Senior Vice President, Legal and Human Resources, General Counsel, and Secretary. Mr. Phillips also previously served as patent counsel at Guidant Corporation’s Cardiac Rhythm Management Group (now part of Boston Scientific). He began his legal career at a Minneapolis-based intellectual property law firm and earned a B.S. in mechanical engineering from the University of Kansas and a J.D. from the University of Minnesota Law School.

John C. Rondoni has served as our Chief Technology Officer since May 2022. He has over 20 years of experience in the development of implantable medical devices and digital health systems. Since joining Inspire in 2008, Mr. Rondoni has served in product, clinical, and business development roles in the U.S. and internationally, including Senior Vice President, Research and Development, Vice President, Product Development, Information Security and Vice President, Product Development, Operations and Quality. Before joining Inspire, he worked on peripheral and central neuromodulation therapies at Medtronic, Inc., holding technical, project, and therapy leadership positions. At Medtronic, he led systems engineering for the development and commercial launch of the InterStim II platform. Mr. Rondoni is listed as an inventor on over 90 U.S. patents; he holds a B.S. and M.Eng. from the Massachusetts Institute of Technology.

Charisse Y. Sparks, M.D. has served as Chief Medical Officer since July 2023. In addition, Dr. Sparks served on Inspire’s Board from July 2022 until her appointment as Chief Medical Officer in July 2023, including as a member of the Nominating and Corporate Governance Committee. Previously, Dr. Sparks served as Chief Medical Officer of AppliedVR, Inc., a privately-held company focused on virtual reality-based treatments that addresses the complexity of pain and other conditions, from February 2022 to April 2023. Prior to this and since 2016, she held various roles at DePuy Synthes, Inc., an orthopedics company, and a member of the Johnson & Johnson family of companies, including as Vice President / Integrated Leader of Trauma, CMF, and Biomaterials from September 2018 to February 2022. Dr. Sparks holds a B.S. from Wichita State University and a M.D. from the University of Kansas School of Medicine. She completed her residency in orthopedics at the University of Arkansas Medical School and followship in orthopedic trauma at Harvard Medical School.

Carlton W. Weatherby has served as Chief Strategy Officer since July 2023. Prior to this, he served as Vice President and General Manager of Medtronic’s Spine & Biologics Business since 2021. Medtronic is a medical technology company. Prior to this, Mr. Weatherby served as Vice President of Strategic Sales and held various roles in corporate development since joining Medtronic in 2011. Mr. Weatherby received his B.A. in Human Biology from Stanford University and his M.B.A. from Harvard Business School.

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PROPOSAL NO. 3
Approval, On An Advisory (Non-Binding) Basis, Of The Compensation Of Our Named Executive Officers
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. At our 2020 annual meeting of stockholders, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our NEOs occur every year. In light of the foregoing recommendation, the Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2025 annual meeting of stockholders. At our 2023 annual meeting of stockholders, approximately 89% of the votes cast on the say-on-pay proposal were voted “FOR” the proposal.
We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the Organization and Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Organization and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Inspire Medical Systems, Inc. approve, on an advisory basis, the fiscal 2023 compensation of Inspire Medical Systems, Inc.’s named executive officers as described in the “Executive Compensation” section and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Inspire Medical Systems, Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”
RECOMMENDATION OF THE BOARD OF DIRECTORS
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION OF OUR NEOS.
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Executive Compensation
Compensation Discussion and Analysis
EXECUTIVE SUMMARY
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of the compensation awarded to or earned by our named executive officers (“NEOs”) identified below during fiscal 2023. The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and other elements and aspects of our executive compensation program. In fiscal 2023, our “named executive officers” were as follows:
•	Timothy P. Herbert, who served as President and CEO
•	Richard J. Buchholz, who served as Chief Financial Officer
•	Randall A. Ban, who served as Chief Commercial Officer
•	Philip J. Ebeling, who served as Chief Operating Officer
•	Carlton W. Weatherby, who served as Chief Strategy Officer (who commenced employment with us on July 24, 2023)
FISCAL 2023 KEY BUSINESS HIGHLIGHTS
We had a strong year in fiscal 2023, with outstanding financial results and excellent progress in our product development programs. Key highlights include the following:
•
Revenue increased $216.9 million, or 53%, to $624.8 million, for fiscal 2023, compared to $407.9 million for fiscal 2022. Overall revenue growth was primarily due to increased market penetration in existing territories, expansion into new territories, and, we believe, increased physician and patient awareness of our Inspire system, and to a lesser extent, a list price increase that began to impact some customers in May 2022.

•
Over the last several years, we have been executing a strategy to expand our capacity to meet the significant demand that we believe exists for Inspire therapy. In executing this strategy, during fiscal 2023, we activated 280 new U.S. implanting centers (bringing the total to 1,180 U.S. medical centers implanting Inspire therapy) and created 62 new U.S. sales territories (bringing the total to 287 U.S. sales territories).

•
We continued to make significant progress in our efforts to develop and bring to market new products and features that are intended to improve patient outcomes and the overall functionality of Inspire therapy. In this regard, during fiscal 2023, we:

–	received approval from the FDA to offer Inspire therapy to certain pediatric patients with Down syndrome;
–
received approval from the FDA on an expanded indication, including an increase on the upper limit of the Apnea Hypopnea Index to 100 events per hour from 65, and an increase in the Body Mass Index warning in the labeling to 40 from 32;

–	submitted the pre-market approval supplement application for our next generation Inspire therapy neurostimulator to the FDA; and
–	received FDA approval for the SleepSync™ physician programmer.
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EXECUTIVE COMPENSATION
KEY ASPECTS OF 2023 EXECUTIVE COMPENSATION: STRONG PERFORMANCE ORIENTATION
Stock Price Performance and Total Shareholder Return
As shown in the graphic below, our Total Shareholder Return (“TSR”) for 2023 was -19.2%, and our cumulative TSR since our May 2018 IPO through the end of fiscal 2023 was 714.4%, outperforming relevant indices overall since our IPO.

*	TSR was calculated assuming 1-trading day averaging periods and reinvested dividends.
**	The Company completed its IPO in May 2018.
Substantial Majority of Compensation, is Variable and At-Risk; Continued to Utilize Performance Stock Units
Compensation Philosophy Based on Pay for Performance. Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our stockholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk.” We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective financial or operating goals, such as in our cash-based management incentive program, or if it depends on stock price appreciation or value, as in our long-term incentive program.
Consistent with the market practice of similar, newly public companies in our industry, and in order to focus executives on growth and increasing stockholder value at our early stage of development, our long-term incentive (“LTI”) program historically consisted solely of stock options. In our view, stock options are simple and inherently performance-based, requiring stock price appreciation before there is any value earned.
Performance Stock Units. As the Company has continued to evolve and mature following its IPO in 2018, the Organization and Compensation Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of our stage of development and size. In particular, the Organization and Compensation Committee is in the midst of a multi-year plan to transition the amounts and forms of compensation to those aligned with public companies, including those in our peer group, by having a more typical, regular program of equity grants.
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EXECUTIVE COMPENSATION
In this regard, beginning in 2022, the Organization and Compensation Committee introduced performance stock units (“PSUs”) as a component of our LTI program. The performance-based metrics associated with these awards, in conjunction with the proportion of total compensation that was variable and at-risk, further enhanced the link between pay and performance for our executive officers, as well as strengthened the alignment of their interests with those of our stockholders.
As shown in the graphic below, in fiscal 2023, approximately 91% of our CEO’s target total direct compensation was variable and at-risk compensation, and on average, approximately 81% of the target total direct compensation of our other NEOs was variable and at-risk.

(1)
The total direct compensation of our NEOs as reflected in the above graphic differs from the total in the “Summary Compensation Table” because it (a) reflects base salaries approved by the Organization and Compensation Committee, including promotion adjustments, with respect to Mr. Weatherby, (b) only includes cash incentive opportunity at “target”, rather than actual payout, and (c) includes the aggregate grant date fair value of stock options and PSUs granted during fiscal 2023, as discussed in the section entitled “Long-term Incentives” below, and excludes all other amounts. The Organization and Compensation Committee views target total direct compensation as a useful measure of pay because it reflects the intended aggregate value of key elements of pay at the time the pay decision is made.

The performance-based metrics and the proportion of total compensation that was variable and at-risk further enhanced the link between pay and performance for the CEO and other NEOs and strengthened the alignment of the interests of our NEOs with those of our stockholders. See the following pages for more details on the elements of our compensation program.
Short-Term Annual Cash Incentive: Rigorous, Pre-Set Financial, Operating, and Regulatory/Product Development Goals, Strong Performance Achievement, and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment
At the outset of 2023, we established goals for the revenue, operating income or loss, global insurance reimbursement approvals, and regulatory and product development objectives metrics under our annual cash Management Incentive Program (“MIP”). These objectives were rigorous, aggressive, and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks. The revenue target represented a 52% increase over the prior year’s actual results, reflecting our ambitious business and operational plans for the year. In order to earn any payout with respect to this most heavily weighted goal, a minimum of 90% of target performance had to be achieved. The Organization and Compensation Committee also set similarly challenging targets and threshold levels for the other performance metrics and evaluated performance achievement relative to the goals.
I. COMPENSATION PHILOSOPHY AND OBJECTIVES
Inspire Medical Systems, Inc. is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. We believe that for us to be successful, we must hire and retain highly-skilled and experienced people who can continue to develop and execute our strategy, innovate our products and services and lead our team.
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EXECUTIVE COMPENSATION
Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our stockholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk,” while providing overall compensation opportunities that are comparable to market levels. With this in mind, our executive compensation programs are designed to:
•	attract, motivate, reward, and retain employees at the executive level who contribute to our long-term success;
•	link pay to performance;
•
effectively align our executives’ interests with those of our stockholders, in part by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders;

•	align our performance metrics with our corporate strategy and the achievement of our business objectives; and
•	provide compensation packages to our executives that are fair and competitive with the market.
Executive Compensation Governance Highlights
We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:
What We Do		What We Do Not Do
✔	We emphasize performance-based, at-risk compensation.	✘	We do not provide any compensation-related excise tax gross-ups.
✔	We deliver rewards that are based on the achievement of long-term objectives and the creation of stockholder value.	✘	We do not provide significant perquisites.
✔	We provide a mix of short-term and long-term incentive compensation to promote executive retention and reward exceptional performance.	✘	We do not encourage unnecessary risk-taking as a result of our compensation policies.
✔	We engage an independent compensation consultant to advise our Organization and Compensation Committee and management.	✘	We do not guarantee annual salary increases or bonuses.
	We consider stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs.	✘	We do not have contracts that guarantee employment with any executives (all employment is terminable at will).
✔	We develop a peer group of companies based on industry, revenue, stage, and market capitalization to reference for compensation decisions.	✘	We prohibit employees and non-employee directors from engaging in hedging and short sale transactions in Company securities.
✔	We have double-trigger vesting on equity and severance in the event of a change of control.
✔	We have meaningful policies that mitigate risk, such as, stock ownership guidelines and a clawback policy.
II. PROCESS FOR DETERMINATION OF COMPENSATION
Role of Organization and Compensation Committee
The Organization and Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components, and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The Organization and Compensation Committee structures the executive compensation program to accomplish its articulated objectives in light of the compensation philosophy described above.
The Organization and Compensation Committee obtains input from executive officers regarding the annual operating plan, including the range of financial and operating results and the potential opportunities and risks that could impact those results. Based on this information, the Organization and Compensation Committee establishes the performance-based metrics and targets used in connection with our performance-based annual cash incentives and
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EXECUTIVE COMPENSATION
our performance-based equity grants (as discussed below). For each metric, the Organization and Compensation Committee sets appropriate threshold and maximum levels of performance designed to motivate achievement without incentivizing excessive risk-taking. The Organization and Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate.
After the end of the annual or long-term performance period, the Organization and Compensation Committee evaluates achievement relative to the performance targets, and determines corresponding payouts earned. With the input of the CEO, the Organization and Compensation Committee also establishes the compensation for all the other executive officers.
Role of the Executive Officers
The Organization and Compensation Committee works with our CEO to set the target total direct compensation of each of our NEOs other than with respect to his own compensation. As part of this process, our CEO evaluates each other NEO, determines his recommendations about the target compensation of each such NEO, and delivers his evaluations and compensation recommendations to the Organization and Compensation Committee. The Organization and Compensation Committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the performance of the business. Nevertheless, the Organization and Compensation Committee makes the ultimate determination regarding the compensation of the NEOs.
When the Organization and Compensation Committee discusses and formulates the compensation recommendation for our CEO, he does not play any role with respect to any matter affecting his own compensation and is not present.
To design and develop the compensation program, the Organization and Compensation Committee coordinates with the Vice President, Human Resources, and collaborates with the finance and legal teams as appropriate. This group supports the Organization and Compensation Committee through the preparation of analyses of financial data, peer comparisons, and other materials, and helps to implement the committee’s decisions.
Role of Compensation Consultant
The Organization and Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.
Since 2017, the Organization and Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant for compensation decisions. Aon reported directly to the Organization and Compensation Committee, and the Organization and Compensation Committee has the sole authority to retain, terminate, and obtain the advice of Aon at the Company’s expense.
The Organization and Compensation Committee worked with Aon to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive compensation of our NEOs compared against the compensation peer group, report on share utilization, and review other market practices and trends.
Although the Organization and Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Organization and Compensation Committee made its own independent decisions in determining our executives’ compensation.
The Organization and Compensation Committee assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the Organization and Compensation Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The Organization and Compensation Committee also considered the nature and amount of work performed for the Organization and Compensation
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EXECUTIVE COMPENSATION
Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Organization and Compensation Committee concluded that Aon was independent and that there were no conflicts of interest.
Compensation Peer Group and Peer Selection Process
The Organization and Compensation Committee believes that obtaining relevant market and benchmark data is of paramount importance in its executive compensation determinations. Such information provides helpful context and a solid reference point when making compensation decisions, though unique aspects of the Company and our business may ultimately drive compensation decisions that differ from our peers. The Organization and Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies. This information is derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.
The Organization and Compensation Committee, with the assistance of Aon, developed a peer group using criteria designed to identify companies that reflect our size (measured by revenue, market capitalization, number of employees, and other size measures) and business profile (generally medical device companies). Based on these criteria, the Organization and Compensation Committee approved the following peer group for 2023:
Abiomed, Inc.(1)	Inari Medical, Inc.	Nevro Corp.
Atricure, Inc.	Insulet Corporation(1)	Penumbra, Inc.
Axonics Modulation Technologies Inc.	iRhythm Technologies, Inc.	Shockwave Medical, Inc.
Cardiovascular Systems, Inc.	LeMaitre Vascular, Inc.	Silk Road Medical, Inc.
CareDx, Inc.	Masimo Corporation(1)	STAAR Surgical Company
Glaukos Corporation	Mesa Laboratories, Inc.	Tandem Diabetes Care, Inc.
Globus Medical, Inc.	Natera, Inc.(1)
(1)
AxoGen, Inc., Inogen, Inc., Surmodics, Inc. and Tactile Systems Technology, Inc. were removed from peer group and Abiomed, Inc., Insulet Corporation, Masimo Corporation, and Natera, Inc. were added to peer group for 2023 as compared to 2022.

The following table summarizes our scale relative to our peer group. Financial data reflects fiscal year-end data available as of July 2022.
	Peer Group Comparison
	Revenue	Market Cap	Employees
25th Percentile	$244.3	$1,515.3	675
Median	$307.4	$3,372.7	838
75th Percentile	$748.8	$5,170.3	2,052
Inspire Medical Systems	$262.4	$5,019.0	725
(1)	All dollar amounts in millions.
(2)	Data source: S&P Capital IQ.
Consistent with best practices for corporate governance, the Organization and Compensation Committee reviews our peer group at least annually. In addition to the selected peer group, as discussed above, the Organization and Compensation Committee references general and specific industry surveys from other sources.
With the assistance of Aon, the Organization and Compensation Committee uses data from the peer group to establish a market reference for each executive position. For fiscal 2023, the Organization and Compensation Committee determined that the appropriate market reference continues to be the market 50th percentile, and that an NEO’s target and actual total direct compensation may be above or below this reference depending on individual factors and performance. We do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer group for that position. Instead, the market data is used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry.
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EXECUTIVE COMPENSATION
In May 2018, we completed our IPO. As the Company has continued to evolve and mature following its IPO, the Organization and Compensation Committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of Inspire’s stage of development and size. In particular, the Organization and Compensation Committee is in the midst of a multi-year plan to transition the amounts and forms of compensation from those more typical of a private company to those aligned with public companies, including the Company’s peer group.
In the first quarter of 2022, the Organization and Compensation Committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of performance stock units, or PSUs. The performance-based metrics, in conjunction with the proportion of total compensation that was variable and at-risk, further enhanced the link between pay and performance for the CEO and other NEOs, as well as strengthened the alignment of the interests of the NEOs with those of our stockholders.
Stockholder Input on Executive Compensation
At last year’s annual meeting, 89% of the votes cast on the 2023 “say-on-pay vote” were voted in favor of the proposal. We have considered the 2023 say-on-pay vote and we believe that the overwhelming support of our stockholders for the 2023 say-on-pay vote indicates that our stockholders are generally supportive of our approach to executive compensation.
We are committed to ongoing engagement with our investors on all appropriate matters, including executive compensation and governance. Following the advisory votes at the Annual Meeting, the Organization and Compensation Committee has considered stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs.
III. ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
In order to achieve our objectives, the Organization and Compensation Committee utilizes the components of compensation set forth below. The Organization and Compensation Committee regularly reviews all components of the program in order to verify that each component is aligned with our strategy and ensure that each NEO’s total compensation is consistent with our compensation philosophy.
The primary elements of our NEOs’ compensation and the main objectives of each are:
•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•
Annual Performance-Based Incentive Compensation. Performance-based cash bonuses and commissions promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and

•
Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and PSUs, aligns executives’ interests with our stockholders’ interests and emphasizes long-term financial performance.

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EXECUTIVE COMPENSATION
In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. Each of these elements of compensation for fiscal 2023 is described further below.
Base Salaries
The base salaries of our NEOs are an important part of their total compensation package. Base salary is a visible and stable fixed component of our compensation program. In determining base salary levels, the Organization and Compensation Committee considers individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity. The increases to the base salaries of our NEOs were intended to bring each NEO’s salary closer to the market median for comparable executives in our peer group. The following table sets forth the base salaries of our NEOs for fiscal 2023:
Name	2022 Base Salary ($)(1)	2023 Base Salary ($)(1)	%Change
Timothy P. Herbert	644,829	690,000	7.0%
Randall A. Ban	352,825	370,466	5.0%
Richard J. Buchholz	425,406	446,676	5.0%
Philip J. Ebeling	433,455	455,128	5.0%
Carlton W. Weatherby	n/a	455,000	n/a
(1)
Amounts reflect the base salaries that were approved by the Organization and Compensation Committee prior to start of each applicable year. Mr. Weatherby’s salary for 2023 was approved in connection with his hiring as Chief Strategy Officer in July 2023.

Annual Incentive Cash Compensation
All of our employees, including our NEOs, are eligible to receive performance-based cash incentive compensation. We believe that performance-based cash incentives motivate our employees, including our NEOs, to achieve both short and long-term goals. This approach is critical to the execution of our overall business strategy which, if achieved, has the potential to significantly enhance stockholder value.
In fiscal 2023, with the exception of Mr. Ban, the performance-based cash incentive opportunity available to each of our NEOs was provided pursuant to the terms of our MIP. Given the specific nature of his role as our Chief Commercial Officer, Mr. Ban’s performance-based cash incentive opportunity was commission-based and tied to certain sales-related performance metrics.
Management Incentive Program
Target Opportunities. Consistent with our compensation philosophy and objectives, the Organization and Compensation Committee generally sets the target incentive opportunity under the MIP within the median range of annual cash incentive target pay for comparable executives at our peer group. For fiscal 2023, based on a review of the market data and the individual role and duties for each executive, the Organization and Compensation Committee increased the target incentive opportunity for (a) Mr. Herbert from 90% to 110%, and (b) for each of our other named executive officers, from 50% to 55% (other than for Mr. Weatherby, whose target incentive opportunity was established in connection with his commencement of employment in July 2023). The following table summarizes the target incentive opportunity for each of our NEOs under the MIP:
Name	Target Incentive Opportunity (as a % of Base Salary)
Timothy P. Herbert	110%
Richard J. Buchholz	55%
Philip J. Ebeling	55%
Carlton W. Weatherby(1)	55%
(1)	Mr. Weatherby’s target incentive opportunity was approved in connection with his hiring as Chief Strategy Officer in July 2023.
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EXECUTIVE COMPENSATION
Performance Measures. Under the MIP, the amount of the payout, if any, is based upon the achievement of financial metrics (weighted 70%) and strategic metrics (weighted 30%). Specifically, the following performance metrics were used to determine payouts under the fiscal 2023 MIP:
i.	Global Revenue: the Organization and Compensation Committee emphasized revenue growth as the highest priority, given the Company’s stage of development and market opportunity.
ii.	Adjusted Operating Income: the Organization and Compensation Committee selected this metric to focus management on improving profitability and managing expenses.
iii.
Global Insurance Reimbursement Approvals: the Organization and Compensation Committee included this metric because securing reimbursement from payors is critical to the Company’s strategy and financial performance. The metric includes a requirement for achieving certain numbers of centers that demonstrate independence in obtaining prior-authorization approvals.

iv.
Specified Quality, Regulatory, Product Development, and Operations Metrics: the Organization and Compensation Committee used these metrics to emphasize continuing product development, regulatory submissions and approvals, product quality and operational excellence as key components of the Company’s overall strategy.

Payout Opportunities. At the beginning of the fiscal year, the Organization and Compensation Committee approved the target and performance range for each performance metric. The targets for each performance metric are based on the Board-approved annual operating plan. The targets represented substantial increases from the prior year actual performance. For example, the revenue target represented a 52% increase from prior year actual revenue, and the Global Insurance Reimbursement Approvals represented a 21% increase from the prior year level.
The performance range for each metric defines threshold and above-target levels of performance. The threshold payout for each of the performance metrics is 75% of the target incentive opportunity.
The maximum payout for the revenue metric, operating income metric, and reimbursement approval metric is 200% of the target incentive opportunity for each of those metrics. The maximum payout for the product development, regulatory, quality and operations metrics is 135% of the target incentive opportunity for each of those metrics. Where applicable, and for performance that exceeds the above-target performance level, the resulting payout percentage is determined on a linear interpolation basis up to a maximum payout for the applicable metric. The table below sets forth the weight, threshold, target, above-target, and actual performance for each performance metric:
Performance Metric	Weight	Threshold	Target	Above- Target	Actual Achievement	Weighted Achievement
Global Revenue(1)	50%	$560.0	$620.0	$680.0	$624.8	51.4%
Adjusted Operating Income(1) (2)	20%	$40.4	$68.1	$95.8	$43.4(3)	15.4%
Global Insurance Reimbursement Approvals(4)	10%	12,500	15,000	17,500	14,522	6.8%
Quality, Regulatory and Product Development	10%	2 of 4 objectives	3 of 4 objectives	2 of 4 objectives	3 of 4 objectives	10.0%
Operations(5)	10%	45 days	90 days	135 days	Not achieved	0.0%
					Overall Achievement:	83.6%
(1)	Global Revenue and Adjusted Operating Income amounts are in millions of dollars.
(2)
For purposes of the 2023 MIP, adjusted operating income was defined as income (loss) from operations, calculated in accordance with generally accepted accounting principles, excluding expenses associated with non-cash stock-based compensation.

(3)
Reflects the Company’s fiscal 2023 reported operating loss of $40.3 million adjusted to exclude $82.5 million in stock-based compensation expense and $5.2 million in expenses associated with prelaunch inventory.

(4)
Includes a requirement for achieving certain numbers of centers that demonstrate independence in obtaining prior-authorization approvals: 100 centers at threshold, 200 centers at target, and 300 centers at above-target.

(5)	Days inventory on-hand for all components of the Inspire therapy system.
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Payout Determination. At its January 2024 meeting, the Organization and Compensation Committee reviewed and confirmed the Company's performance for each of the performance metrics. The Organization and Compensation Committee then determined the achievement percentage associated with each metric. Following this approach, as shown in the table above, the achievement percentage for the MIP was 83.6%.
In connection with its determination regarding the overall achievement percentage for the MIP, and in light of the Company’s strong financial performance in 2023, the Organization and Compensation Committee approved following two adjustments to the Company’s results:
(1)
due to accounting rules, the Company was required to expense amounts associated with prelaunch inventories for our next generation Inspire therapy system. The Company’s 2023 annual operating plan reflected that prelaunch inventory expenses would be capitalized and not expensed, and the Organization and Compensation Committee determined to exclude the adjustment because it was due to the unplanned accounting impact. The Adjusted Operating Income metric was adjusted from $43.4 to $48.7 to account for the impact of prelaunch inventory expense of approximately $5.2 million associated with our next generation Inspire therapy system, resulting in an adjusted weighted achievement of 16.3%; and

(2)
one of the four objectives associated with the Quality, Regulatory and Product Development metric required European Union (“EU”) Medical Devices Regulation (“MDR”) approval for our silicone-based stimulation and sensing leads, which approval was not obtained during fiscal 2023. We applied for EU MDR approval in December 2021. The Company believed this to be sufficient time to allow for regulatory approval with time to transition from our legacy polyurethane leads to silicone-based leads. However, the process for obtaining approval under the EU MDR has taken much longer than anticipated and has impacted many companies across the industry. In the interim, during fiscal 2023, we sought and received derogation approval from the Dutch, German, and Belgian national competent authorities allowing us to place the silicone-based leads on the market in those countries until various dates in 2024, or until we receive approval under the EU MDR, whichever occurs first. The Organization and Compensation Committee carefully considered the foregoing and determined that the delays experienced in connection with the EU MDR process were beyond our control and that the derogation approvals are important in allowing us to mitigate the impact of inventory supply issues related to our lead products. As a result, the Quality, Regulatory and Product Development metric was adjusted from 3 of 4 objectives achieved to 4 of 4 objectives achieved, resulting in an adjusted weighted achievement of 13.5%.

Taking the foregoing adjustments into account, the Organization and Compensation Committee approved an overall achievement percentage for the MIP of 88.0%. The Organization and Compensation Committee believes that these adjustments are appropriate because they more accurately reflect the operating results of the Company for fiscal 2023, and reasonably recognize the efforts of management and performance results that are believed to be of material strategic importance. Furthermore, the Organization and Compensation Committee considered the magnitude of the adjustments and their effect on total payouts under the MIP and determined that the adjustments were appropriate in size and did not result in a disproportionate increase in the overall achievement percentage. The Organization and Compensation Committee believes that the exercise of discretion based on a qualitative assessment of non-financial, non-formulaic factors, such as those noted above, are consistent with our Company’s culture, compensation philosophy, and objectives in ensuring executive compensation aligns with actual company performance. The Organization and Compensation Committee also believes, however, that the exercise of this type of discretion would be limited to unique or extraordinary circumstances.
The total cash incentive payouts for each executive were determined by summing the products obtained by multiplying the executive’s eligible earnings by his target incentive opportunity and the overall achievement percentage under the MIP. The following table summarizes the total cash incentives earned by our NEOs:
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Name	Eligible Earnings ($)	Target Opportunity (%)	MIP Achievement Percentage (%)	MIP Payout ($)(1)	Additional MIP Achievement Percentage (%)	Additional MIP Payout ($)(2)	Total MIP Payout ($)
Timothy P. Herbert	690,000	110%	83.6%	634,524	4.4%	33,396	667,920
Richard J. Buchholz	446,677	55%	83.6%	205,382	4.4%	10,810	216,192
Philip J. Ebeling	455,128	55%	83.6%	209,268	4.4%	11,014	220,282
Carlton W. Weatherby(3)	198,145	55%	83.6%	91,107	4.4%	4,795	95,902
(1)
Amounts shown are calculated by multiplying each executive’s eligible earnings in 2023 by their target incentive opportunity and the MIP achievement percentage without taking into account any adjustments.

(2)
Amounts shown are calculated by multiplying each executive’s eligible earnings in 2023 by their target incentive opportunity and the additional MIP achievement percentage taking into account the adjustments (discussed above) approved by the Organization and Compensation Committee.

(3)
Amounts for Mr. Weatherby are based on the base salary and target incentive opportunity approved by the Organization and Compensation Committee in connection with his hiring as Chief Strategy Officer in July 2023. Mr. Weatherby’s cash incentive payout was prorated for the period in which he was employed in 2023.

Ban Commissions
Mr. Ban is eligible to receive commissions based on the achievement of certain sales-related performance metrics, which are determined and paid on a quarterly basis. The Organization and Compensation Committee established the target incentive opportunity for Mr. Ban in reference to the median range for annual cash incentive target pay for comparable executives at our peer group. Following this approach, the Organization and Compensation Committee established Mr. Ban’s target cash incentive opportunity for fiscal 2023 at $240,000.
Under this program, during fiscal 2023, Mr. Ban was eligible to earn performance-based cash incentive compensation based on the following: (i) quarterly global sales, (ii) quarterly global sales plan achievement, (iii) quarterly U.S. new accounts metrics, and (iv) quarterly U.S. implant productivity metrics. The Organization and Compensation Committee selected these metrics based on its judgment that they represent meaningful categories of sales performance tied to our 2023 annual operating plan. The table below sets out the quarterly and annual target opportunities for Mr. Ban for fiscal 2023:
Component	Quarterly Target Opportunity ($)	Annual Target Opportunity ($)
Quarterly Global Sales Bonus	30,000	120,000
Quarterly Global Sales Plan Achievement	15,000	60,000
Quarterly U.S. New Accounts Bonus	5,000	20,000
Quarterly U.S. Implant Productivity Bonus	10,000	40,000
Based on the achievement of the applicable quarterly performance metrics, and consistent with the Company’s exceptional financial results and achievement of sale-related performance metrics during 2023, Mr. Ban earned commission-based cash incentives totaling an aggregate of $253,985, which represents 105.8% of his annual target commission amount. In fiscal 2023, Mr. Ban received quarterly incentive payments of $94,250, $71,200, $34,700, and $53,835.
The actual cash incentives earned by each NEO for fiscal year 2023 are set forth below in the Summary Compensation Table under the columns entitled “Bonus” (for discretionary bonus amounts) and “Non-Equity Incentive Plan Compensation” (for amounts paid under the MIP).
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LONG-TERM INCENTIVES
As described above, the third and largest primary component of our executive compensation program is long-term equity incentives. The Organization and Compensation Committee designed this long-term incentive opportunity to motivate our executive officers to achieve multi-year strategic goals and to deliver sustained, long-term value to stockholders. Our long-term incentives create a strong link between payouts and performance and align our executive officers’ interests with the interests of our stockholders. Long-term equity incentives promote retention, as executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they intend to create.
The Organization and Compensation Committee intends to make grants of long-term incentive awards annually. Special, one-time awards are used in limited circumstances, including, as may be necessary to attract, retain, and motivate experienced and well-qualified executive officers, and as recognition of an increase in the scope of an executive’s responsibilities or major accomplishments. In July 2023, the committee approved special sign-on equity awards to Mr. Weatherby in connection with his hiring as our Chief Strategy Officer, with the awards comprised of stock options and performance stock units each having a grant date fair value equal to $800,000, a portion of which was intended to make him whole in light of compensation he was due to receive from his prior employer.
Equity Vehicles and Mix. Historically, and consistent with the market practice of similar, newly-public companies in our industry, our long-term incentive compensation has consisted solely of stock options. Beginning with fiscal 2022, the Organization and Compensation Committee approved a change in the mix of long-term incentive compensation to be granted to executives. More specifically, the committee determined that long-term incentive compensation would be granted as a mix of stock options and PSUs (each constituting 50% of the target LTI value, respectively). The committee determined that this mix was appropriate given the current stage of our business taking into consideration the relative growth of the Company as we continue to execute our business strategy.
Equity Vehicle	2023 Allocation	Vesting Period	How Value is Delivered	Rationale for Use
PSUs	50%	3-year cliff	2023-2025 Cumulative Revenue (75% weight) and Operating Income (25% weight)
Cumulative Revenue aligns with critical strategic priority of top line growth

Operating income was included as a metric to reflect the importance of profitable growth as a measure of increasing stockholder value

Promotes retention

Stock Options	50%	4 years: 25% after one year, then 36 equal monthly installments	Share price appreciation	Prioritizes increasing stockholder value, thus aligning with stockholders Promotes long-term focus
PSUs. The Organization and Compensation Committee believes that the addition of PSUs reinforces the pay-for-performance nature of the long-term incentive grants and the executive compensation program overall, encourages focus on long-term stockholder value creation through growth and increase in stock price over time, aligns compensation with key indicators of the success of our strategy, and promotes retention through long-term performance achievement and vesting requirements.
Our PSUs have a three-year performance period and will be settled in stock. The actual number of PSUs that will vest will be based on the Company’s achievement of certain performance objectives over the applicable three-year performance period, with the number of PSUs eligible to vest between 0 - 200% of the target number of PSUs
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awarded. In the case of the PSUs granted in 2023, the performance objectives are cumulative revenue (weighted at 75%) and operating income (weighted at 25%). The Organization and Compensation Committee selected these metrics because they are the best indicator of our ability to continue to grow and reflect the increasing importance of operating income as a measure of stockholder value creation.
Stock Options. In order to focus executives on growth and increasing stockholder value, the Organization and Compensation Committee has used stock options to motivate stock price appreciation over the long term, which deliver value only if the stock price increases. They are also simple. Stock options reward our NEOs for increasing stockholder value over the lengthier term of the option, which we believe is consistent with the longer medical technology development cycle. Furthermore, awards of stock options align with our growth strategy and provide significant leverage if our growth objectives are achieved. They also place a significant portion of compensation at risk if our objectives are not achieved and provide no guaranteed value.
In future years, the Organization and Compensation Committee will continue to evaluate and select the form and mix of long-term incentive compensation (which may include stock options, restricted shares, restricted share units, performance stock units, or other long-term incentives) provided to our executive officers that it believes best accomplishes the goals discussed above.
Grant Timing. Since 2021, the Organization and Compensation Committee has generally approved our annual equity grants in the first quarter of a new fiscal year, instead of our previous practice of granting equity to executive officers in December, which is the last month of our fiscal year. This grant timing allows for consideration of full-year financial results for the most recently completed fiscal year prior to making the grants. With the exception of Mr. Weatherby, the fiscal 2023 equity awards were granted in February 2023. Mr. Weatherby’s equity awards were granted in July 2023 in connection with his hiring our as our Chief Strategy Officer.
Target Opportunities. The Organization and Compensation Committee established target long-term incentive opportunities for each of the NEOs in February 2023. The grant date value of the long-term incentive compensation granted to our NEOs in February 2023 (and July 2023 for Mr. Weatherby) was as follows:
Name	Stock Options (#)	Stock Options ($)	Performance Stock Units (#)	Performance Stock Units ($)	Target Total LTI Compensation ($)
Timothy P. Herbert	20,439	3,133,094	11,399	2,999,761	6,132,855
Randall A. Ban	5,450	835,431	3,039	799,743	1,635,174
Richard J. Buchholz	5,450	835,431	3,039	799,743	1,635,174
Philip J. Ebeling	5,450	835,431	3,039	799,743	1,635,174
Carlton W. Weatherby	4,452	742,683	2,780	800,112	1,542,795
IV. OTHER ELEMENTS OF EXECUTIVE COMPENSATION AND OTHER ASPECTS OF EXECUTIVE COMPENSATION PROGRAM
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Employees are immediately and fully vested in their contributions. Beginning in 2022, we began matching 50% of the first 6% of each participant’s contributions up to 3% of eligible earnings.
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Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including (a) medical, dental, and vision benefits; (b) medical and dependent care flexible spending accounts; (c) long-term disability insurance; and (d) life insurance.
We believe the general benefits described above are necessary to provide a competitive compensation package to our NEOs. We do not currently provide perquisites or other special benefit arrangements to our NEOs. In the future, we may provide perquisites or other personal benefits in limited circumstances where our Organization and Compensation Committee deems appropriate to assist an individual executive officer in the performance of his duties or for motivation or retention purposes, though we do not expect these perquisites to be a significant component of our compensation program.
Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
Pursuant to their respective employment agreements and/or option agreements, each of our NEOs is entitled to certain payments and benefits in certain termination situations or upon a change in control. See “— Potential Payments Upon Termination or Change-In-Control” for information regarding benefits under Company Executive Severance.
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Tax and Accounting Considerations
COMPENSATION DEDUCTIBILITY / SECTION 162(M) OF THE INTERNAL REVENUE CODE
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits executive compensation in excess of $1 million per year to be deducted by us as a compensation expense. The Organization and Compensation Committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, annual bonus, and long-term incentives. While compensation tax deductions are relevant issues to consider, the Organization and Compensation Committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.
Accounting Standards. Accounting Standards Codification Topic 718 (“ASC 718”) requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and PSUs under our equity incentive award plans are accounted for under ASC 718. The Organization and Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Recovery of Erroneously Awarded Compensation Policy
On November 27, 2023, the Company adopted a Recovery of Erroneously Awarded Compensation Policy to comply with final SEC and NYSE rules that require the clawback of certain erroneously awarded compensation. In conformance with these rules, our policy requires the clawback by the Company of certain incentive-based compensation paid to current and former executive officers in the event that the Company is required to prepare an accounting restatement. A copy of our Recovery of Erroneously Awarded Compensation Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Organization and Compensation Committee Report
This Organization and Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates this report by specific reference.
The Organization and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the Organization and Compensation Committee:
Shelley G. Broader, Chair
Cynthia B. Burks
Casey M. Tansey
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Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the fiscal years presented.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Other ($)(5)	Total ($)
Timothy P. Herbert President and Chief Executive Officer	2023	690,000	33,396	2,999,761	3,133,094	634,524	—	7,490,775
	2022	644,829	145,086	2,099,874	2,227,312	558,293	—	5,675,394
	2021	620,028	—	—	—	652,889	—	1,272,917
Randall A. Ban Chief Commercial Officer	2023	370,466	—	799,743	835,431	253,980	9,900	2,269,520
	2022	352,825	—	699,882	742,396	406,400	9,150	2,210,653
	2021	339,254	—	—	—	270,470		609,724
Richard J. Buchholz Chief Financial Officer	2023	447,243	10,810	799,743	835,431	205,382	9,900	2,308,509
	2022	425,406	53,176	699,882	742,396	204,620	9,150	2,134,630
	2021	411,020	—	—	—	240,447		651,467
Philip J. Ebeling Chief Operating Officer	2023	455,128	11,014	799,743	835,431	209,268	9,900	2,320,484
	2022	433,455	54,182	699,882	742,396	208,492	9,150	2,147,557
	2021	407,000	—	—	—	238,095		645,095
Carlton W. Weatherby(6) Chief Strategy Officer	2023	200,083	4,795	800,112	742,683	91,107	436,167	2,274,947
(1)	Amounts reflect the actual base salary paid to each NEO in each applicable year.
(2)	Amounts reflect discretionary bonuses paid to Messrs. Herbert, Buchholz, Ebeling and Weatherby in the applicable year.
(3)
Amounts reflect the full grant date fair value of stock options and PSUs granted computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. The target and maximum grant date fair values of the PSUs granted to each NEO are shown in the table below. We provide information regarding the assumptions used to calculate the value of all stock option and PSU awards made to NEOs in Note 6 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Name	Year	Target Value of PSUs ($)	Maximum Value of PSUs ($)
Timothy P. Herbert	2023	2,999,761	5,999,522
	2022	2,099,874	4,199,749
	2021	—	—
Randall A. Ban	2023	799,743	1,599,486
	2022	699,882	1,399,765
	2021	—	—
Richard J. Buchholz	2023	799,743	1,599,486
	2022	699,882	1,399,765
	2021	—	—
Philip J. Ebeling	2023	799,743	1,599,486
	2022	699,882	1,399,765
	2021	—	—
Carlton W. Weatherby	2023	800,112	1,600,224
(4)
Amounts reflect, in the case of Messrs. Herbert, Buchholz, Ebeling, and Weatherby, cash incentive compensation under our Management Incentive Program, and in the case of Mr. Ban, earned commissions based on the achievement of sales-related performance metrics.

(5)
Represents matching contributions made by the Company under our 401(k) Plan for Messrs. Ban, Buchholz and Ebeling. The amount for Mr. Weatherby represents a relocation bonus and corresponding tax gross-up, which he received in connection with his hiring.

(6)
Mr. Weatherby’s employment with the Company began on July 24, 2023. The amounts reported in the “Stock Awards” and “Option Awards” column for Mr. Weatherby include an award of stock options and PSUs each having a grant date fair value of $800,000, which awards were granted to him in connection with his hiring.

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Grants of Plan-Based Awards - Fiscal 2023
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2023 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards which the Company granted to the NEOs during fiscal 2023.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Timothy P. Herbert		569,250	759,000	1,419,330
	02/10/23				—	11,399	22,798			2,999,761
	02/10/23							20,439	263.16	3,133,094
Randall A. Ban		—	240,000	—
	02/10/23				—	3,039	6,078			799,743
	02/10/23							5,450	263.16	835,431
Richard J. Buchholz		184,488	245,672	459,407
	02/10/23				—	3,039	6,078			799,743
	02/10/23							5,450	263.16	835,431
Philip J. Ebeling		187,740	250,320	468,098
	02/10/23				—	3,039	6,078			799,743
	02/10/23							5,450	263.16	835,431
Carlton W. Weatherby		82,534	250,250	467,968
	07/31/23				—	2,780	5,560			800,112
	07/31/23							4,452	287.81	742,683
(1)
Amounts represent the potential cash payout amounts under the fiscal 2023 MIP, or for Mr. Ban, under his cash incentive program for fiscal 2023. The actual cash payout amounts based on actual performance achievement are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)
Amounts represent the number of shares of common stock underlying the threshold, target, and maximum payout of PSUs granted in February 2023, or for Mr. Weatherby, granted in July 2023 in connection with his hiring as Chief Strategy Officer.

(3)
Amounts represent the number of stock options granted to each NEO as a component of such officer’s long-term incentive compensation. The exercise price of the stock options is equal to the closing price of our common stock on the date of grant.

(4)
Amounts represent the grant date fair value of the awards determined in accordance with ASC 718. For a discussion of assumptions made in determining the grant date fair value of stock options and PSUs granted by the Company, see Note 6 of the Notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

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NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
Executive Compensation Arrangements
Each of our NEOs’ employment is “at will” and may be terminated at any time, subject to certain notice requirements, described below. The written descriptions and material terms of the employment agreements we have entered into with each of our NEOs are discussed below. Each of the employment agreements provides for a Code Section 280G “cutback” such that payments or benefits that the NEO receives in connection with a Change of Control (as defined in the applicable employment agreement) will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to the NEO. The employment agreements also contain non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
Timothy P. Herbert. We entered into an employment agreement with Mr. Herbert (the “Herbert Employment Agreement”), which provides for an indefinite term and is terminable at will by us or Mr. Herbert, provided that one month’s advance notice must be provided by the terminating party in the event of a termination of employment without “Cause” by us or a resignation without “Good Reason” by Mr. Herbert (each as defined in the Herbert Employment Agreement).
The Herbert Employment Agreement provides for Mr. Herbert’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation. Pursuant to the Herbert Employment Agreement, upon termination of employment by us without Cause or by Mr. Herbert for Good Reason, Mr. Herbert will receive the sum of his (x) then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the 12-month period following such termination, as well as subsidized COBRA premiums for 12 months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the 12-month period following a Change of Control, Mr. Herbert will be entitled to receive: (A) the sum of (x) 18 months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for 18 months following his termination of employment, (B) subsidized COBRA premiums for 18 months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Herbert will be required to execute a release of claims in favor of us in order to receive his severance benefits.
Other NEOs. We have entered into employment agreements with Messrs. Buchholz, Ban, Ebeling and Weatherby, each of which provides for an indefinite term and is terminable at will by us or the NEO, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” (as defined in the applicable employment agreement) and two weeks’ advance notice must be provided by the NEO in the event of a resignation for any reason.
The employment agreements provide for each NEO’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation, except that Mr. Ban’s employment agreement provides for his participation in a commission program in lieu of the foregoing. Pursuant to the employment agreements, upon termination of employment by us without Cause (or by Mr. Ebeling for Good Reason), the NEO will receive the sum of (x) nine months of his then current annual base salary (or six months in the case of Mr. Weatherby) and (y) a pro rata portion of his target annual bonus (or commission in the case of Mr. Ban), with such amount payable in installments over the nine-month (or six months in the case of Mr. Weatherby) period following such termination, as well as subsidized COBRA premiums for nine months (or six months in the case of Mr. Weatherby) following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control (as defined in the applicable employment agreement), the NEO will be entitled to receive: (A) the sum of (x) 12 months (or nine months in the case of Mr. Weatherby) of his then current base salary and (y) target annual bonus (or commission in the case of Mr. Ban), payable in substantially equal installments for 12 months (or nine months in the case of Mr. Weatherby) following his termination of employment, (B) subsidized COBRA premiums for 12 months (or nine months in the case of Mr. Weatherby) following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards that were granted on or following the effective date of the applicable employment agreement. An NEO will be required to execute a release of claims in favor of us in order to receive his severance benefits.
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Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2023.
	Option Awards(1)					Stock Awards
		No. of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Award Grant Date	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Option Grant Date	Exercisable (#)(2)	Unexercisable (#)(2)				Number (#)	Market or Payout Value ($)(3)
Timothy P. Herbert	12/18/18	84,943	—	42.15	12/18/28	02/11/22	9,229(4)	1,877,455
	12/16/19	64,062	—	71.00	12/16/29	02/10/23	5,700(5)	1,159,449
	12/14/20	32,400	10,800	194.82	12/14/30
	02/11/22	8,145	9,628	227.53	02/11/32
	02/10/23	—	20,439	263.16	02/10/2033
Randall A. Ban	01/01/17	200	—	0.94	01/01/27	02/11/22	3,076(4)	625,751
	04/01/17	11,090	—	0.94	04/01/27	02/10/23	1,520(5)	309,112
	12/18/18	25,000	—	42.15	12/18/28
	07/31/19	25,000	—	67.63	07/31/29
	12/16/19	20,000	—	71.00	12/16/29
	12/14/20	12,975	4,325	194.82	12/14/30
	02/11/22	2,715	3,209	227.53	02/11/32
	02/10/23	—	5,450	263.16	02/11/33
Richard J. Buchholz	12/18/18	7,159	—	42.15	12/18/28	02/11/22	3,076(4)	625,751
	12/16/19	17,849	—	71.00	12/16/29	02/10/23	1,520(5)	309,112
	12/14/20	12,975	4,325	194.82	12/14/30
	02/11/22	2,715	3,209	227.53	02/11/32
	02/10/23	—	5,450	263.16	02/10/33
Philip J. Ebeling	06/30/20	35,000	5,000	87.02	06/30/30	02/11/22	3,076(4)	625,751
	12/14/20	5,975	4,325	194.82	12/14/30	02/10/23	1,520(5)	309,112
	02/11/22	2,715	3,209	227.53	02/11/32
	02/10/23	—	5,450	263.16	02/10/33
Carlton W. Weatherby	07/31/23	—	4,452	287.81	07/31/33	07/31/23	1,390(5)	282,768
(1)
Each stock option award has the same vesting schedule, which provides for 25% of the award to vest on the first anniversary of the grant date and the remaining 75% of the award to vest in 36 equal monthly installments thereafter (such that the award would fully vest on the fourth anniversary of the grant date), subject to the recipient’s continuous employment with us through the relevant vesting dates; provided that a stock option award will fully accelerate in vesting in the event of a termination of the recipient’s employment by us without “Cause” (as defined in the NEO’s employment agreement) within one year following a “Change in Control”. For additional details, please refer to the section titled “Executive Compensation—Narrative to Summary Compensation Table—Equity Compensation” above.

(2)
Pursuant to provisions in the Inspire Medical Systems, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”) and the Inspire Medical Systems, Inc. 2017 Plan, as amended (the “2017 Plan”), the exercise price and number of shares subject to the options granted under the 2007 Plan and 2017 Plan were adjusted in connection with the 1-for-6.650 reverse stock split of our common stock effected on April 20, 2018. Accordingly, the share totals and exercise prices shown in the table above reflect our NEOs’ post reverse stock split holdings.

(3)
The market value of PSUs that have not vested equals the number of such shares, units or other rights multiplied by $203.43, which was the closing price per share of the Company’s common stock as listed on the New York Stock Exchange on December 29, 2023 (the last trading day of the fiscal year).

(4)
Represents performance stock units granted in February 2022. The performance objectives for this plan are specified levels of revenue over the three-year performance period ending December 31, 2024. Because cumulative performance for the three-year performance period applicable to these PSUs has not yet surpassed the threshold level established for payout, the number of shares and payout value are reported at the threshold level.

(5)
Represents performance stock units granted in February 2023. The performance objectives for this plan are specified levels of revenue and operating income over the three-year performance period ending December 31, 2025. Because cumulative performance for the three-year performance period applicable to these PSUs has not yet surpassed the threshold level established for payout, the number of shares and payout value are reported at the threshold level.

Inspire Medical Systems, Inc.	55	2024 Proxy Statement

EXECUTIVE COMPENSATION
Option Exercises — Fiscal 2023
The following table shows for fiscal 2023 the number of shares acquired upon exercise of option awards and the value realized upon such exercise.
	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Timothy P. Herbert	208,989	29,784,681
Randall A. Ban	20,000	5,108,654
Richard J. Buchholz	6,100	1,367,751
Philip J. Ebeling	7,000	561,260
Carlton W. Weatherby	—	—
(1)
Represents the difference between the option exercise price and the closing price of our common stock, as reported on the New York Stock Exchange, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.

Potential Payments Upon Termination or Change-in-Control
We have entered into certain agreements with each of our NEOs, as described below, that provide for potential payments upon either a termination of employment or upon a change in control. Please see the “Named Executive Officer Employment Agreements” section above for a description of these potential payments and related benefits. The table below describe the payments that may be made to our NEOs upon several events of termination, assuming the termination event occurred on the last day of fiscal 2023 (except as otherwise noted).
POTENTIAL PAYMENTS TABLE
Name	Benefit	Death ($)	Disability ($)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Timothy P. Herbert	Cash	—	—	1,449,000	—	1,794,000
	Equity Acceleration(1)(2)	—	—	—	4,196,354	4,289,342
	All Other Payments or Benefits	—	—	25,307	—	37,960
	Total	—	—	1,474,307	—	6,121,302
Randall A. Ban	Cash	—	—	517,850	—	610,466
	Equity Acceleration(1)(2)	—	—		1,243,974	1,281,213
	All Other Payments or Benefits	—	—	18,980	—	25,307
	Total	—	—	536,830	—	1,916,986
Richard J. Buchholz	Cash	—	—	580,680	—	692,349
	Equity Acceleration(1)(2)	—	—	—	1,243,974	1,281,213
	All Other Payments or Benefits	—	—	18,980	—	25,307
	Total	—	—	599,660	—	1,998,868
Inspire Medical Systems, Inc.	56	2024 Proxy Statement

EXECUTIVE COMPENSATION
Name	Benefit	Death ($)	Disability ($)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Philip J. Ebeling	Cash	—	—	591,667	—	705,449
	Equity Acceleration(1)(2)	—	—	—	1,243,974	1,863,263
	All Other Payments or Benefits	—	—	18,980	—	25,307
	Total	—	—	610,647	—	2,594,018
Carlton W. Weatherby	Cash	—	—	477,750	—	591,500
	Equity Acceleration(1)(2)	—	—	—	565,535	565,535
	All Other Payments or Benefits	—	—	13,410	—	20,115
	Total	—	—	491,160	—	1,177,150
(1)
The value of the accelerated stock options is calculated based on the number of shares of our common stock subject to acceleration multiplied by the difference between $203.43, the closing price for a share of our common stock on the New York Stock Exchange on December 31, 2023, and the per share exercise price. The value of the accelerated PSUs is calculated based on the number of unvested PSUs multiplied by $203.43, the closing price for a share of our common stock on the New York Stock Exchange on December 31, 2023.

(2)
Under the PSU award agreements, in the event of a change in control where the PSUs are not assumed or otherwise continued by an acquirer, the PSUs will be deemed achieved at the greater of target or actual achievement (measured as of the change in control), and such deemed PSUs will accelerate and vest as of such change in control.

Inspire Medical Systems, Inc.	57	2024 Proxy Statement

Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021, 2022, and 2023, and our financial performance for each such fiscal year:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)	Net Income ($)	Revenue ($)
2023	7,490,775	876,350	2,184,323	(488,837)	274.13	98.68	(21,153,000)	624,799,000
2022	5,675,394	8,351,516	2,140,038	3,119,563	339.42	104.93	(44,881,000)	407,856,000
2021	1,272,916	10,637,336	1,132,482	3,925,220	310.25	137.24	(42,042,000)	233,394,000
2020	4,865,607	21,661,173	2,459,027	6,851,303	253.46	132.83	(57,203,000)	115,381,000
(1)
Amounts represent compensation “actually paid” to our principal executive officer, or PEO, and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2023	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebling and Carlton W. Weatherby
2022	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and John C. Rondoni
2021	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and Bryan K. Phillips
2020	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and Steven L. Jandrich
Compensation actually paid (CAP) to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as reflected below. The fair values of PSUs, and stock options included in the CAP to our PEO and the Average CAP to our non-PEO NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2023. Any changes to the PSU fair values from the grant date are based on our updated stock price at the respective measurement dates and updated performance metric projections, which were as revenue for PSUs granted in 2022 and revenue and operating income for PSUs granted in 2023. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, risk-free rate assumptions, and changes to our non-PEO NEOs.
	2023
Adjustments	PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(6,132,855)	(1,612,079)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	(1,793,970)	(492,661)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,419,624)	(1,428,442)
Inspire Medical Systems, Inc.	58	2024 Proxy Statement

PAY VERSUS PERFORMANCE
2023
Adjustments	PEO	Average non-PEO NEOs
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	2,732,024	860,022
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—
TOTAL ADJUSTMENTS	(6,614,425)	(2,673,160)
(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P Healthcare Equipment Select Industry Index (the “Peer Group”).
(3)	We have selected Revenue as our company-selected measure, which is a GAAP measure.
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graphs below compare (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Revenue, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
(FYE 2019 Indexed to $100)
Compensation Actually Paid ($ Millions)
25
20
15
10
5
0
-5
21.7
6.9
10.6
3.9
8.4
3.1
0.9
-0.5
100.00
253.46
310.25
339.42
274.13
132.83
137.24
104.93
98.68
$400
$350
$300
$250
$200
$150
$100
$50
$0
Company TSR
S&P Healthcare Equipment Select Industry Index TSR
2019
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Inspire Medical Systems, Inc. TSR
S&P Healthcare Equipment Select Industry Index TSR

Inspire Medical Systems, Inc.	59	2024 Proxy Statement

PAY VERSUS PERFORMANCE

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Millions)
25
20
15
10
5
0
-5
0
-10
-20
-30
-40
-50
-60
-70
21.7
6.9
-57.2
10.6
-42.0
3.9
8.4
-44.9
3.1
-21.2
0.9
-0.5
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Inspire Medical Systems, Inc. Net Income

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Revenue
Compensation Actually Paid ($ Millions)
Revenue ($ Millions)
25
20
15
10
5
0
-5
700
600
500
400
300
200
100
0
21.7
6.9
10.6
3.9
8.4
3.1
0.9
-0.5
115.38
233.39
407.86
624.80
2020
2021
2022
2023
Fiscal Year
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Revenue

Pay Versus Performance Tabular List
We believe that revenue, adjusted operating income (loss), and insurance reimbursement approvals, given the Company’s stage of development and market opportunity, represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023.
Inspire Medical Systems, Inc.	60	2024 Proxy Statement

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Herbert, our CEO. For 2023, our last completed fiscal year:
•	the median of the annual total compensation of all employees of our Company (other than our CEO), was $274,967; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement was $7,490,775.
Based on this information, the ratio of the CEO’s fiscal 2023 annual total compensation to that of the median employee 27 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions, and estimates set forth below in determining the median employee.
1.	We selected October 1, 2023, which is within the last three months of fiscal 2023, as the date upon which we would identify the median employee.
2.	We determined that, as of October 1, 2023, our employee population consisted of 971 individuals working at the Company.
3.
For purposes of measuring the compensation of our employee population, we selected a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 1, 2023: (1) annual base pay, (2) the actual cash incentive opportunity using the payout under the 2023 MIP, and (3) the grant date fair value for equity awards granted through December 31, 2023. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during fiscal 2023. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of October 1, 2023.

4.
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

5.
Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $274,967. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included elsewhere in this document.

We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Inspire Medical Systems, Inc.	61	2024 Proxy Statement

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 5, 2024 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our NEOs for fiscal 2023; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 30,297,311 shares of our common stock outstanding as of March 5, 2024. Shares of our common stock that a person has the right to acquire within 60 days of March 5, 2024 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Inspire Medical Systems, Inc.	62	2024 Proxy Statement

STOCK OWNERSHIP
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
FMR LLC(1)	3,257,544	10.8%
The Vanguard Group(2)	2,931,469	9.7%
BlackRock, Inc.(3)	1,800,118	5.9%

Named executive officers and directors:
Timothy P. Herbert(4)	547,328	1.8%
Marilyn Carlson Nelson(5)	92,691	*
Richard J. Buchholz(6)	91,167	*
Randall A. Ban(7)	88,408	*
Shawn T McCormick(8)	54,008	*
Philip J. Ebeling(9)	53,573	*
Dana G. Mead, Jr.(10)	48,453	*
Casey M. Tansey(11)	48,266	*
Jerry C. Griffin, M.D.(12)	22,636	*
Gary L. Ellis(13)	14,414	*
Shelley G. Broader(14)	7,051	*
Georgia Garinois-Melenikiotou(15)	6,304	*
Cynthia B. Burks(16)	1,277	*
Carleton W. Weatherby	2,694	*
Myriam J. Curet, M.D.	1,384	*
All executive officers and directors as a group (19 individuals)(17)	1,236,277	4.1%
*	Represents less than 1%.
(1)
Based on a Schedule 13G/A filed with the SEC on February 9, 2024 by FMR LLC and Abigail P. Johnson, which reflects that FMR LLC has sole voting and dispositive power with respect to 3,257,544 shares of our common stock and Abigail P. Johnson has sole dispositive power with respect to 3,257,544 shares of our common stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. The address of FMR LLC and Abigail P. Johnson is 245 Summer St., Boston, MA 02210.

(2)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, which reflects that The Vanguard Group has shared voting power with respect to 12,359 shares, sole dispositive power with respect to 2,888,175 shares, and shared dispositive power with respect to 43,294 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based on a Schedule 13G/A filed with the SEC on January 29, 2024, by BlackRock, Inc., which reflects that BlackRock, Inc. has sole voting power with respect to 1,725,819 shares of our common stock and sole dispositive power with respect to 1,800,118 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Includes for Mr. Herbert, (i) 219,839 shares of common stock held by trusts as to which Mr. Herbert may be deemed to have beneficial ownership, (ii) 117,658 shares of common stock held by an LLC as to which Mr. Herbert may be deemed to have beneficial ownership; and (iii) 200,591 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 5, 2025. As of March 5, 2024, Mr. Herbert had pledged as collateral under a line of credit 127,911 shares of common stock, which was approved in accordance with our Insider Trading Compliance Policy.

(5)
Includes for Ms. Nelson, (i) 50,919 shares of common stock held by GDN Holdings, LLC (“GDN”), as to which Ms. Nelson is the managing member and (ii) 16,505 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.

(6)
Includes for Mr. Buchholz, 44,221 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024. Does not include 1,225 shares of common stock held by his daughter as to which Mr. Buchholz disclaims beneficial ownership.

(7)
Includes for Mr. Ban, 85,213 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024. Does not include 166 shares of common stock held by his daughter as to which Mr. Ban disclaims beneficial ownership.

(8)
Includes for Mr. McCormick, (i) 3,000 shares of common stock held by a trust as to which Mr. McCormick serves as trustee and (ii) 38,821 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.

(9)	Includes for Mr. Ebeling, 50,546 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
Inspire Medical Systems, Inc.	63	2024 Proxy Statement

STOCK OWNERSHIP
(10)	Includes for Mr. Mead, 27,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(11)	Includes for Mr. Tansey, 27,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(12)	Includes for Dr. Griffin, 13,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(13)	Includes for Mr. Ellis, 11,180 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(14)	Includes for Ms. Broader, 5,531 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(15)	Includes for Ms. Garinois-Melenikiotou, 4,974 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(16)	Includes for Ms. Burks, 608 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
(17)	Includes for all executive officers and directors as a group, 636,193 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 5, 2024.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2023 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer, and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2023 other than those previously reported in our definitive proxy statement filed in 2023 and one late Form 4 reporting one transaction for each of John C. Rondoni, Georgia Garinois-Melenikiotou, Gary L. Ellis, Shelley G. Broader, Charisse Y. Sparks, M.D., and Casey M. Tansey, three late Form 4s reporting four transactions for Marilyn Carlson Nelson, one late Form 4 reporting four transactions for Steven L. Jandrich, and three late Form 4s reporting seven transactions for Timothy P. Herbert.
Inspire Medical Systems, Inc.	64	2024 Proxy Statement

Certain Transactions With Related Persons
Policies and Procedures on Transactions with Related Persons
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that the Audit Committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions, subject to specified exceptions, in which we were or are to be a participant, the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below was approved or ratified, as applicable, in accordance with such policy.
On December 21, 2023, the Company entered into an agreement with Dudley Capital Partners, LLC (“Dudley”), an entity controlled by the Company’s Chief Executive Officer and President, Timothy P. Herbert (the “Cost Sharing Agreement”), pursuant to which the Company agreed to share the costs of a corporate suite at the XCEL Energy Center (the “Suite”). In August 2023, Dudley entered into an agreement with Saint Paul Arena Company, LLC, (the “Suite Agreement”) pursuant to which Dudley acquired certain rights to use the Suite for specified sporting and other events at XCEL Energy Center through August 31, 2026. Under the Suite Agreement, Dudley agreed to pay a suite fee of $240,000 per year (with each year beginning on September 1 and ending on August 31), which fee is to increase by 5% each year after the first year. Pursuant to the Cost Sharing Agreement, the Company will reimburse Dudley 50% of the yearly suite fee, payable in two annual installments, in exchange for the right to use the Suite for 50% of the scheduled events at XCEL Energy Center through August 31, 2026 (subject to ratable adjustment in the event that either Dudley or the Company uses the Suite for more than 50% of the total number of scheduled events).
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs, and expenses, and have purchased directors’ and officers’ liability insurance.
Inspire Medical Systems, Inc.	65	2024 Proxy Statement

Stockholder Proposals And Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416, in writing not later than November 19, 2024.
Stockholders intending to present a proposal at our 2025 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on January 2, 2025, and no later than the close of business on February 1, 2025. The notice must contain the information required by our Bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after May 2, 2025, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business of the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Inspire Medical Systems, Inc.	66	2024 Proxy Statement

General Information about the Annual Meeting and Voting
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, May 2, 2024 at 8:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, and will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (“Notice and Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on March 5, 2024 (the “Record Date”).
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.
•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize, via the Internet, your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card, and return it in the envelope provided.
Inspire Medical Systems, Inc.	67	2024 Proxy Statement

QUESTIONS AND ANSWERS
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 30,297,311 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) has an Inspire stock certificate or holds their Inspire shares in an account with our transfer agent, Equiniti Trust Company, LLC. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Broker non-votes will not impact the outcome of Proposal Nos. 1 or 3. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal. Accordingly, we do not expect any broker non-votes with respect to Proposal No. 2.
Inspire Medical Systems, Inc.	68	2024 Proxy Statement

QUESTIONS AND ANSWERS
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the Chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 1, 2024. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INSP2024. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INSP2024.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INSP2024 on the day of the Annual Meeting.
•	Webcast starts at 8:00 a.m. Eastern Time, and online check-in begins at 7:45 a.m. Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We expect to reserve up to 15 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the
Inspire Medical Systems, Inc.	69	2024 Proxy Statement

QUESTIONS AND ANSWERS
Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	repetitious statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.
•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Inspire Medical Systems, Inc.	70	2024 Proxy Statement

QUESTIONS AND ANSWERS
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative FOR votes will be elected as Class III directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal No. 3: Approval, on an advisory (non- binding) basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(1)	No(3)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)
As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Broker non-votes will not impact the outcome of Proposal Nos. 1 or 3.

(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. Accordingly, we do not expect any broker non-votes with respect to Proposal No. 2.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than May 1, 2024;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on May 1, 2024;
•	submitting a properly signed proxy card with a later date that is received no later than May 1, 2024; or
•	attending the Annual Meeting, revoking your proxy, and voting again.
Inspire Medical Systems, Inc.	71	2024 Proxy Statement

QUESTIONS AND ANSWERS
If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We are excited to continue using the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Inspire Medical Systems, Inc.	72	2024 Proxy Statement

2023 Annual Report
Our 2023 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2023 Annual Report, including our Annual Report on Form 10-K for 2023, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors
Bryan K. Phillips Senior Vice President, General Counsel, and Secretary Golden Valley, Minnesota March 19, 2024
Inspire Medical Systems, Inc.	73	2024 Proxy Statement

Inspire
Sleep Apnea Innovation

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 1, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/INSP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 1, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V33434-P01865 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSPIRE MEDICAL SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Shelley G. Broader
02) Myriam J. Curet, M.D.
03) Casey M. Tansey

The Board of Directors recommends you vote FOR proposals 2 and 3:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V33435-P01865

INSPIRE MEDICAL SYSTEMS, INC.
Annual Meeting of Stockholders
May 2, 2024 8:00 AM, Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Timothy Herbert and Richard Buchholz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INSPIRE MEDICAL SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on May 2, 2024, at www.virtualshareholdermeeting.com/INSP2024 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side